UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

UTSTARCOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 23, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 annual meeting of stockholders of UTStarcom, Inc. (the “Company”), to be held at the offices of the Company, 1275 Harbor Bay Parkway, Alameda, California 94502, on Thursday, November 29, 2007 at 1:00 p.m., local time. Enclosed are a notice of annual meeting of stockholders, a proxy statement describing the business to be transacted at the meeting, and a proxy card for use in voting at the meeting.

At the annual meeting, you will be asked to vote on the important matters described in detail in the notice of annual meeting of stockholders and proxy statement accompanying this letter. You will also have an opportunity to ask questions and receive information about the Company’s business.

Included with the proxy statement is a copy of the Company’s Annual Report to stockholders. We encourage you to read the Annual Report. It includes information on the Company’s operations as well as the Company’s audited financial statements.

Please take this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.
Sincerely,
/s/ HONG LIANG LU
Hong Liang Lu
Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN. DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DESIRE TO WITHDRAW YOUR PROXY, YOU MAY VOTE IN PERSON AND, AT YOUR REQUEST, YOUR PROXY WILL BE WITHDRAWN.

UTSTARCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 29, 2007

To our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of UTStarcom, Inc. (the “Company”), will be held on Thursday, November 29, 2007 at 1:00 p.m., local time, at the offices of the Company, 1275 Harbor Bay Parkway, Alameda, California 94502, for the following purposes:

1.                To elect one Class I Director to serve for a term expiring on the date on which the Company’s annual meeting of stockholders is held in the year 2010;

2.                To ratify and approve the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2007; and

3.                To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on October 17, 2007 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors
/s/ FRANCIS P. BARTON
Francis P. Barton
Executive Vice President and Chief Financial Officer

Alameda, California
October 23, 2007

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are asked to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-paid envelope, which requires no postage if mailed in the United States.

UTSTARCOM, INC.

PROXY STATEMENT

INFORMATION ABOUT THE PROXY STATEMENT AND
VOTING AT THE ANNUAL MEETING

Q:              Why am I receiving these materials?

A:               The Board of Directors (the “Board” or “Board of Directors”) of UTStarcom, Inc. (the “Company”) is providing this proxy statement (the “Proxy Statement”) prepared in connection with the Company’s annual meeting of stockholders, which will take place on Thursday, November 29, 2007 at 1:00 p.m., local time (the “Annual Meeting” or “2007 Annual Meeting”) at the offices of the Company, 1275 Harbor Bay Parkway, Alameda, California 94502. The Company’s telephone number at that location is (510) 864-8800. As a stockholder, you are invited to attend the Annual Meeting and asked to vote on the proposals described in this Proxy Statement.

Only stockholders of record at the close of business on October 17, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 121,294,645 shares of the Company’s common stock, par value $0.00125 per share (the “Common Stock”), were issued and outstanding. No shares of the Company’s preferred stock, par value $0.00125 per share, were issued and outstanding.

These proxy solicitation materials and the Company’s Annual Report to stockholders for the year ended December 31, 2006 were mailed on or about October 23, 2007 to all stockholders entitled to vote at the Annual Meeting.

Q:              What information is contained in this Proxy Statement?

A:               The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers in 2006, and certain other required information.

Q:              How may I obtain a separate set of proxy materials or Proxy Statement for 2007?

A:               If you share an address with another stockholder and previously consented to receiving one copy of the Proxy Statement on a voter instruction card submitted for last year’s annual meeting of stockholders, only one copy of this Proxy Statement is being delivered to you. A stockholder at a shared address who received a single copy of this Proxy Statement may request a separate copy either by calling the number provided below or mailing a written request to the Company’s principal executive offices at the address below:

Corporate Secretary
UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502
510-864-8800

The Company will promptly mail a separate copy of this Proxy Statement upon such request, but any such request should be made as soon as possible to ensure timely delivery.

Stockholders who share an address and received multiple copies of this Proxy Statement may also request that a single copy of future proxy statements be delivered by filling out the applicable section of the voter instruction card for the Annual Meeting.

Q:              What proposals will be voted on at the Annual Meeting?

A:               The proposals scheduled to be voted on at the Annual Meeting are:

•       The election of one Class I Director; and

•       The ratification and approval of the appointment of PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2007.

Q:              How does the Board recommend that I vote?

A:               The Board recommends that you vote your shares “FOR” the nominee to the Board and “FOR” the ratification and approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year.

Q:              How many votes do I have?

A:               On each proposal to be voted upon, you have one vote for each share of Common Stock of the Company you own as of the Record Date.

Q:              What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:               Many of the Company’s stockholders hold their shares through a broker or other nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., as of the Record Date, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. The Company has enclosed a proxy card for your use.

Beneficial Owner:   If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote, and you are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or other nominee how to vote your shares.

Q:              How can I vote my shares in person at the Annual Meeting?

A:               Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:              How can I vote my shares without attending the Annual Meeting?

A:               Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet:   Stockholders of record with Internet access may submit proxies by following the “Vote-Using-the-Internet” instructions on their proxy cards until 1:00 a.m., Central Time, on November 29, 2007. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone:   Stockholders of record who live in the United States or Canada may submit proxies by following the “Vote-Using-the-Telephone” instructions on their proxy cards until 1:00 a.m., Central Time, on November 29, 2007. Most stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

By Mail:   Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, trustees or nominees and mailing them in the accompanying pre-addressed envelopes.

Q:              Can I change my vote?

A:               You may change your proxy at any time prior to the proxy being used at the Annual Meeting by (i) delivering to the Corporate Secretary of the Company at UTStarcom, Inc., 1275 Harbor Bay Parkway, Alameda, California 94502 a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted “FOR” the nominee for the Board described herein, “FOR” Proposal No. 2, and as to any other matter that may properly be brought before the Annual Meeting in accordance with the judgment of the proxy holders. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee following the instruction they provided, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:              How many shares must be present or represented to conduct business at the Annual Meeting?

A:               The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding Common Stock of the Company as of the Record Date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:              What is the voting requirement to approve each of the proposals?

A:               Since only one director is nominated for election to the Board of Directors at the Annual Meeting, the nominee will be elected as a Class I director if he receives a minimum of one affirmative vote.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative “FOR” vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Q:              How are votes counted?

A:               In the election of directors, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. Votes “WITHHELD” with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will have no other legal effect upon election of directors. You may not cumulate your votes for the election of directors.

For the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals.

Q:              What is the effect of broker non-votes?

A:               If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any proposal being voted on at the Annual Meeting, but will count towards establishing quorum. Abstentions, however, as noted above, will have the same effect as votes against the proposal.

Q:              Who will serve as inspector of elections?

A:               The inspector of elections will be a representative from Computershare Trust Company, N.A., the Company’s transfer agent.

Q:              Who will bear the cost of soliciting votes for the Annual Meeting?

A:               This solicitation is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. We have retained The Altman Group to assist with the solicitation for an estimated fee of $6,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees personally or by telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for such services.

Q:              What is the deadline for submission of stockholder proposals for consideration at the 2008 annual meeting of stockholders?

A:               Stockholder Proposals Other Than Nomination of Directors.

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if the date of our 2008 annual meeting (the “2008 Annual Meeting”) is moved more than 30 days before or after the anniversary of the 2007 Annual Meeting, then for a stockholder proposal, including director nominations, to be considered for inclusion in the proxy statement for the 2008 Annual Meeting, the Secretary of the Company must receive the written proposal by such stockholder at the Company’s principal executive offices within a reasonable time before the Company begins to print and mail its proxy materials. We currently expect our 2008 Annual Meeting will be held on or around July 24, 2008, which will be more than 30 days before the anniversary of the 2007 Annual Meeting. As such, in connection with such meeting stockholder proposals will be due by March 26, 2008. Such proposals also must comply with the other provisions of Rule 14a-8 and additional applicable Securities and Exchange Commission (“SEC”) rules regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Notice of such proposals should be addressed to:

Corporate Secretary
UTStarcom, Inc.
1275 Harbor Bay Parkway
Alameda, California 94502

Please note that under Rule 14a-8, if the date of the 2008 Annual Meeting is not moved more than 30 days before or after the anniversary of the 2007 Annual Meeting, then the Secretary of the Company would have to receive the written proposal by a stockholder at the Company’s principal executive offices no later than 120 days prior to the mailing date of this Proxy Statement for the 2007 Annual Meeting, which is June 25, 2008.

For a stockholder proposal that is not intended to be included in the Company’s proxy statement under Rule 14a-8, the stockholder must (i) deliver a proxy statement and form of proxy to holders of a sufficient number of shares of the Company’s Common Stock to approve that proposal, (ii) provide the information required by the Bylaws of the Company and (iii) give timely notice to the Corporate Secretary in accordance with the Bylaws. According to our Bylaws, if the date of the 2008 Annual Meeting is moved more than 30 days before or after the anniversary of the 2007 Annual Meeting, as we expect to be the case, then the Board shall determine an appropriate date by which notice of a stockholder proposal that is not intended to be included in the Company’s proxy statement must be received by the Company (the “Notice Deadline”). The Company will publicize the Notice Deadline at least ten (10) days prior to the Notice Deadline by:

•       a filing pursuant to the Securities Exchange Act of 1934, as amended, or

•       a press release.

Please note that in accordance with our Bylaws, if the date of the 2008 Annual Meeting is not moved more than 30 days before or after the anniversary of the 2007 Annual Meeting, then the notice of a stockholder proposal must be received by the Corporate Secretary of the Company no later than 45 days prior to the mailing date of this Proxy Statement for the 2007 Annual Meeting, which is September 8, 2008.

Nomination of Director Candidates:   The Company’s Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must provide the information required by the Bylaws. To nominate directors for election at the 2008 Annual Meeting, the stockholder making such nomination must give timely notice to the Corporate Secretary in accordance with the Bylaws, which must be received by the Corporate Secretary not less than one hundred twenty (120) days prior to the date of the 2008 Annual Meeting.

However, in the event the Company fails to publicize the 2008 Annual Meeting Date at least one hundred thirty (130) days prior to the 2008 Annual Meeting, notice by a stockholder must be received by the Corporate Secretary within ten (10) days of:

•       the first public disclosure of the 2008 Annual Meeting Date by the Company, or

•       the date the notice of the 2008 Annual Meeting Date is mailed to the Company’s stockholders.

As noted above, we currently expect our 2008 Annual Meeting will be held on or around July 24, 2008. As such, a stockholder must provide notice to the Corporate Secretary of a director nomination by March 26, 2008.

Copy of Company Bylaws:   Copies of the provisions of the Bylaws governing the form and delivery requirements of stockholder nominations or proposals may be obtained by sending an email request to the Company’s investor relations department at investorrelations@utstar.com. A copy of the entire Bylaws is available via the link entitled “Corporate Governance” on the Company’s website at http://investorrelations.utstar.com/governance.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominee

The authorized number of directors of the Company is currently set at six. The Company’s Bylaws provide that the Board of Directors may set the number of directors at a minimum of six and a maximum of eight members. The Company’s Certificate of Incorporation provides that directors shall be divided into three classes, with the classes serving for staggered, three-year terms (or less if they are filling a vacancy). Currently the board is comprised of one Class I director, two Class II directors and three Class III directors. Each of the two Class II Directors, Larry D. Horner and Allen Lenzmeier, will hold office until the 2008 annual meeting or until the Class II Director’s successor has been duly elected and qualified, and each of the three Class III Directors, Francis P. Barton, Jeff Clarke and Hong Liang Lu, will hold office until the 2009 annual meeting or until the Class III Director’s successor has been duly elected and qualified. The Company’s nominee for election as the Class I Director at this Annual Meeting is Thomas J. Toy, the current Class I Director.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominee for Class I Director, Thomas J. Toy, who will hold office until the 2010 annual meeting or until his successor has been duly elected and qualified. The Company expects that the nominee for election as a Class I Director at the Annual Meeting will be able to serve if elected.

In the event that the nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.

Biographical Information for Director Nominee

Thomas J. Toy has served as a director since February 1995, and as Chairman of the Board since January 2007. Since March 1999, Mr. Toy has served as Managing Director of PacRim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. Since 2005, Mr. Toy has served as a partner of SmartForest Ventures, a professional venture firm specializing in the information technology sector. From 1987 until 1992, Mr. Toy was employed as a Vice President at Technology Funding and was a partner there from 1992 until 1999. Mr. Toy also serves as a director of White Electronic Designs Corporation, Solarfun Power Holding and several private companies. Mr. Toy holds B.A. and M.M. degrees from Northwestern University.

Required Vote

Since only one director is nominated for election to the Board of Directors at the Annual Meeting, he will be elected as a Class I director if he receives a minimum of one affirmative vote. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but have no other legal effect upon election of directors under the Delaware General Corporation Law.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS VOTING
“FOR” THE NOMINEE SET FORTH HEREIN.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Our Directors and Nominee

The names of the Class I nominee and the current Class II and Class III Directors with unexpired terms, their ages as of November 29, 2007 and certain other information are set forth below:

Name of Director	Age	Position	Director Since	Term Expires
Class I Nominee:
Thomas J. Toy(1)	52	Chairman of the Board	1995	2007
Class II Directors:
Larry D. Horner	73	Director	2000	2008
Allen Lenzmeier	64	Director	2005	2008
Class III Directors:
Francis P. Barton(2)	61	Director, Executive Vice President and Chief Financial Officer	2006	2009
Jeff Clarke	46	Director	2005	2009
Hong Liang Lu(3)	53	Director, Chief Executive Officer	1991	2009

(1)          Mr. Toy was appointed Chairman of the Board effective as of January 1, 2007.

(2)          Mr. Barton was appointed as a Class III Director in October 2006.

(3)          Mr. Lu served as Chairman of the Board until his resignation from that position effective as of December 31, 2006.

Except as set forth below, each nominee or incumbent director has been engaged in his principal occupation described below during the past five years. There are no family relationships between any of our directors or executive officers.

Francis P. Barton has served as our Executive Vice President and Chief Financial Officer since August 2005 and as a director since October 2006. From May 2003 to July 2005, Mr. Barton was Executive Vice President and Chief Financial Officer of Atmel Corporation. From May 2001 to May 2003, Mr. Barton was Executive Vice President and Chief Financial Officer of BroadVision Inc. From 1998 to 2001, Mr. Barton was Senior Vice President and Chief Financial Officer of Advanced Micro Devices, Inc. From 1996 to 1998, Mr. Barton was Vice President and Chief Financial Officer of Amdahl Corporation. From 1974 to 1996, Mr. Barton worked at Digital Equipment Corporation, beginning his career as a financial analyst and moving his way up through various financial roles to Vice President and Chief Financial Officer of Digital Equipment Corporation’s Personal Computer Division. Mr. Barton holds a B.S. in Chemical Engineering from Worcester Polytechnic Institute and an M.B.A. with a focus in finance from Northeastern University.

Jeff Clarke has served as a director since January 2005. Since May 2006, Mr. Clarke has served as Chief Executive Officer and President of Travelport Incorporated, a private company. From April 2004 to April 2006, Mr. Clarke served as the Chief Operating Officer of CA, Inc., a global provider of management software. From 2002 to 2004, Mr. Clarke was Executive Vice President of Global Operations of Hewlett-Packard Company, and prior to that he was the Chief Financial Officer of Compaq Computer Corporation. Mr. Clarke holds a B.A. in Economics from the State University of New York at Geneseo and an M.B.A. from Northeastern University.

Larry D. Horner has served as a director since January 2000. Mr. Horner currently serves on the board of directors of Atlantis Plastics, Inc., Clinical Data Inc., Technical Olympic USA, Inc. and several private companies. From 1994 until 2001, Mr. Horner served as Chairman of Pacific USA Holdings Corp., and from 1997 to 2001 he served as Chairman and Chief Executive Officer of Asia Pacific Wire & Cable Corporation Limited. Mr. Horner formerly served as Chairman and Chief Executive Officer of KPMG from 1984 to 1990. Mr. Horner, a Certified Public Accountant, holds a B.S. from the University of Kansas and is a graduate of the Stanford Executive Program.

Allen Lenzmeier has served as a director since March 2005. Mr. Lenzmeier has served as the Vice Chairman of Best Buy Co. Inc. since December 2004. From 2002 to 2004, Mr. Lenzmeier served as the President and Chief Operating Officer of Best Buy Co. Inc. Mr. Lenzmeier served as the President of Best Buy Retail from 2001 to 2002. From 1991 to 2001 Mr. Lenzmeier served as the Executive Vice President and Chief Financial Officer of Best Buy Co. Inc. and began his employment with the company in 1984. Mr. Lenzmeier holds a B.S. from Minnesota State University Mankato.

Hong Liang Lu served as our President and Chief Executive Officer and as a director from June 1991 through December 2006, and as Chairman of the Board from March 2003 to December 2006. On January 1, 2007, he assumed the title of Chief Executive Officer. In June 1991, Mr. Lu co-founded UTStarcom, Inc. under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

Thomas J. Toy has served as a director since February 1995, and as Chairman of the Board since January 2007. Since March 1999, Mr. Toy has served as Managing Director of PacRim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. Since 2005, Mr. Toy has served as a partner of SmartForest Ventures, a professional venture firm specializing in the information technology sector. From 1987 until 1992, Mr. Toy was employed as a Vice President at Technology Funding and was a partner there from 1992 until 1999. Mr. Toy also serves as a director of White Electronic Designs Corporation, Solarfun Power Holding and several private companies. Mr. Toy holds B.A. and M.M. degrees from Northwestern University.

The Company’s Director Nomination Process

The Board’s process for identifying and evaluating nominees for director consists mainly of evaluating candidates who are recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends nominees for election or reelection to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board, in accordance with the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter, or otherwise approved by the Board.

The Board may also, on a periodic basis, solicit ideas for possible candidates from a number of sources, including current members of the Board, senior Company executives, individuals personally known to members of the Board, and employment of one or more third-party search firms.

It is the policy of the Nominating and Corporate Governance Committee that stockholder nominations of director candidates will be given the same consideration and evaluated with the same criteria as candidates that are recommended internally. For more information on stockholder nominations of director candidates, please see the section entitled “Nomination of Director Candidates” under “Deadlines for Submission of Stockholder Proposals for 2008 Annual Meeting” in this Proxy Statement.

The form and delivery requirements of such stockholder nominations must comply with the relevant provisions of the Company’s Bylaws, a copy of which may be obtained by sending an email to the Company’s investor relations department at investorrelations@utstar.com. A complete copy of the Bylaws is also available on the Company’s website in the “Corporate Governance” section.

Stockholder Communications with the Board of Directors

The Board of Directors has established a process for stockholders to communicate with members of the Board. All concerns, questions or complaints regarding the Company’s compliance with any policy or law, or any other Board-related communication, should be directed to the Board via the link entitled “Email Board of Directors” at http://investorrelations.utstar.com/governance. All substantive and appropriate communications received from stockholders will be received and reviewed by one or more independent directors, or officers acting under their direction, who will forward such communications to the Board or particular Board committees, as appropriate.

Board Attendance, Director Independence and Financial Sophistication

The Board held a total of 18 meetings during the fiscal year ended December 31, 2006. During fiscal year 2006, each of the directors attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which the director served subsequent to becoming a director or a member of such committee, except for a former director, Ying Wu, who missed six meetings for reasons related to his corporate duties. The Board’s policy is to encourage directors to attend the Annual Meeting. Five directors attended the 2006 annual meeting of stockholders.

Of the Company’s incumbent director standing for reelection and those with continuing terms, Messrs. Clarke, Horner, Lenzmeier and Toy have been determined by the Board to be independent as set forth in Rule 4200(a)(15) of the NASDAQ Marketplace Rules, the listing standards of NASDAQ Stock Market, as currently in effect. In addition, the Board has also determined that Messrs. Clarke, Horner and Lenzmeier possess the attributes to be considered financially sophisticated for purposes of applicable NASDAQ Marketplace Rules and each has the background to be considered an “audit committee financial expert” as defined by the rules and regulations of the SEC and required by the NASDAQ Marketplace Rules.

The Board has not established categorical standards or guidelines to make director independence determinations, but considers all relevant facts and circumstances. The Board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors.

In making its independence determinations, the Board considered transactions between the Company and entities associated with the independent directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director are presented to the Board for consideration. In making its determination that each non-employee director is independent, the Board considered the transactions in the context of the NASDAQ standards, the special standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members. The Board’s independence determinations included a review of the status of certain executive officers as limited partners of an investment fund managed by Mr. Toy. In each case, the Board determined that, because of the nature of each of these relationships and/or amounts involved, the relationships did not impair Mr. Toy’s independence.

Board Committees and Related Functions

The principal standing committees of the Board are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, each of which consists solely of non-employee, independent directors. From time to time, the Board may form a special committee or subcommittee of a standing committee to focus on specific matters.

Audit Committee

The Audit Committee of the Board is a separately-designated, standing committee of the Board of Directors and currently consists of four members of the Board of Directors, all of whom: (1) meet the criteria for “independence” set forth in rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the listing standards of the NASDAQ Stock Market; (2) have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The members of the Audit Committee are Mr. Horner, who chairs the committee, and Messrs. Clarke, Lenzmeier and Toy. The Audit Committee held 32 meetings during the 2006 fiscal year. Messrs. Clarke, Horner and Lenzmeier have been determined by the Board to qualify as “audit committee financial experts” under applicable SEC and NASDAQ rules.

The Audit Committee, among other duties and responsibilities, (i) reviews and approves the annual appointment of the Company’s independent registered public accounting firm; (ii) discusses and reviews in advance the scope and fees of the annual audit; (iii) reviews the results of the audit with the independent registered public accounting firm and discusses the foregoing with the Company’s management; (iv) reviews and approves non-audit services of the independent registered public accounting firm; (v) reviews compliance with the Company’s existing major accounting and financial reporting policies; (vi) reviews and approves all related-party transactions that would require disclosure pursuant to the rules of the SEC and the policies and procedures related to such transactions; and (vii) provides oversight and monitoring of the Company’s management and their activities with respect to the Company’s financial reporting process. In connection with the execution of the responsibilities of the Audit Committee, including the review of the Company’s quarterly earnings reports prior to public release, Audit Committee members communicated throughout 2006 with the Company’s management and the independent registered public accounting firm.

On February 1, 2007, the Board approved a revised Audit Committee Charter, a copy of which is available on the Company’s website at http://investorrelations.utstar.com/governance.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of four members of the Board of Directors, all of whom are “independent” in accordance with the rules of the NASDAQ Stock Market. The current members of the Committee are Mr. Clarke, who chairs the committee, and Messrs. Horner, Lenzmeier and Toy. The Nominating and Corporate Governance Committee held four formal meetings during the last fiscal year. In addition, Mr. Clarke, as the Chairman of the committee, and on behalf of the committee, held 14 meetings with outside counsel and accountants during the last fiscal year in connection with the Company’s voluntary review of our historical stock option granting practices and the accounting with respect thereto.

The Nominating and Corporate Governance Committee’s responsibilities include the selection of director nominees for the Board and the development and annual review of the Company’s governance principles. The Nominating and Corporate Governance Committee also (i) assists the Board by actively identifying individuals qualified to become Board members; (ii) recommends director nominees to the

Board for election at the next annual meeting of stockholders; (iii) monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (iv) leads the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation; (v) oversees compliance with the Company’s Code of Business Conduct and Ethics; and (vi) develops and recommends to the Board and administers the corporate governance guidelines of the Company, including appropriate stock ownership guidelines for officers and directors.

The Nominating and Corporate Governance Committee is also responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes issues of diversity in numerous factors, including operational experience as a senior executive, business judgment, understanding of the industry, willingness to mentor, personal network, and international perspective. Additional criteria include a candidate’s personal and professional credibility, integrity and prestige, and his or her ability to blend with the Company’s Board dynamics, as well as his or her willingness to devote sufficient time to attend meetings of the Board. The Nominating and Corporate Governance Committee reviews these factors and others deemed useful in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors.

On March 29, 2004, the Board adopted a charter of the Nominating and Corporate Governance Committee, addressing the nominations process and such related matters as may be required under federal securities laws and NASDAQ Marketplace Rule 4350(c)(4)(B). A copy of the Nominating and Corporate Governance Committee Charter is available on the Company’s website at http://investorrelations.utstar.com/governance.

Compensation Committee

The Compensation Committee currently consists of four members of the Board of Directors, Mr. Lenzmeier, who chairs the committee, and Messrs. Clarke, Horner and Toy, all of whom are non-employee, outside directors in addition to being “independent directors” as defined under the rules of the NASDAQ Stock Market. The Compensation Committee met eight times during fiscal year 2006. Messrs. Horner, Lenzmeier and Toy served on the Committee throughout fiscal year 2006, with Mr. Toy serving as Chairman. On April 27, 2007, Mr. Lenzmeier replaced Mr. Toy as Chairman of the Committee and Mr. Clarke was appointed a member of the Committee.

The purpose of the Compensation Committee is to (i) approve and oversee the total compensation package for the Company’s executives, including their base salaries, incentives, deferred compensation, equity-based compensation, benefits and perquisites; (ii) review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (the “CEO”), evaluate CEO performance, and determine CEO compensation based on this evaluation; (iii) review the CEO’s performance evaluation of all executive officers and approve pay decisions; and (iv) review periodically and make recommendations to the Board regarding any equity or long-term compensation plans, and administer these plans.

The Compensation Committee operates according to a charter that details its specific duties and responsibilities. The charter is reviewed at least annually, periodically revised (most recently on February 1, 2007) by the Compensation Committee, and is available on the Company’s website at http://investorrelations.utstar.com/governance. The charter provides that the purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to all compensation, including equity compensation of the Company’s executives. The charter also generally provides the membership requirements, authority and duties of the Compensation Committee. The Compensation Committee is to consist of no fewer than three members, all of whom (i) meet the independence requirements of the NASDAQ Marketplace Rules, (ii) are “non-employee directors” under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) are “outside directors” for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). During the fiscal year ended December 31, 2006, all members of the Compensation Committee met these criteria.

UTStarcom’s Human Resources department supports the Compensation Committee in its work. The Compensation Committee also has the authority to engage the services of outside advisers, experts and others for assistance. From time to time, the Compensation Committee may direct an external advisor to work with the Human Resources department to support management and the Compensation Committee in matters such as (i) peer group development, (ii) executive officer benchmarking, including pay-for-performance analyses and tally sheet preparation, and (iii) advising on pay levels and/or pay program design. During 2006, the Compensation Committee did not employ an outside compensation consultant; however, it began working with Compensia, Inc. in May of 2007.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Horner, Lenzmeier and Toy throughout the 2006 fiscal year. All members of the Compensation Committee during 2006 were independent directors in accordance with the applicable independence requirements of the NASDAQ Marketplace Rules, and none were employees or officers or former employees of the Company. During 2006, no executive officer of the Company served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

Director Compensation for Fiscal Year 2006

Directors who are our employees receive no additional compensation for serving on the Board of Directors. In fiscal year 2006, our non-employee directors received a quarterly participation fee for attendance at Board meetings. In addition, non-employee directors received annual retainer fees for committee membership and other duties. We reimburse all directors for travel and other related expenses incurred in connection with our business, including attending stockholder meetings and meetings of the Board or any Board committee.

The following table sets forth information concerning compensation paid or accrued for services rendered to us in all capacities by our non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($)(2)		Total ($)
Jeff Clarke	$161,950	$58,433	(3)	$254,293	(4)	$474,676
Larry D. Horner	$197,450	$59,457	(5)	$105,502	(6)	$362,409
Allen Lenzmeier	$156,950	$59,457	(7)	$214,886	(8)	$431,293
Thomas J. Toy	$463,503	$57,241	(9)	$103,520	(10)	$624,264

(1)          Amounts shown in the “Stock Awards” column do not reflect compensation actually received by the directors. Instead, the amounts shown are the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), including amounts for stock awards granted in 2006. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. None of the non-employee directors received stock awards prior to 2006. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 3 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)          Amounts shown in the “Options Awards” column do not reflect compensation actually received by the directors. Instead, the amounts shown are the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), including amounts for options granted during and prior to 2006. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 3 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3)          Reflects the compensation costs recognized by us in fiscal 2006 for 11,180 shares of restricted stock approved for grant on April 27, 2006, with a grant date fair value of $77,911. As of December 31, 2006, Mr. Clarke had 5,590 shares of unvested restricted stock outstanding.

(4)          Reflects the compensation costs recognized by us in fiscal 2006 for stock option grants with the following fair values as of the applicable grant date: $66,919 for a stock option to purchase 20,320 shares of Common Stock granted under the 1997 Stock Plan (“1997 Plan”) on April 27, 2006. As of December 31, 2006, Mr. Clarke had 125,320 options outstanding.

(5)          Reflects the compensation costs recognized by us in fiscal 2006 for 11,376 shares of restricted stock approved for grant on April 27, 2006, with a grant date fair value of $79,277. As of December 31, 2006, Mr. Horner had 5,688 shares of unvested restricted stock outstanding.

(6)          Reflects the compensation costs recognized by us in fiscal 2006 for stock option grants with the following fair values as of the applicable grant date: $68,209 for a stock option to purchase 20,675 shares of Common Stock granted under the 1997 Plan on April 27, 2006. As of December 31, 2006, Mr. Horner had 229,175 options outstanding.

(7)          Reflects the compensation costs recognized by us in fiscal 2006 for 11,376 shares of restricted stock approved for grant on April 27, 2006, with a grant date fair value of $79,277. As of December 31, 2006, Mr. Lenzmeier had 5,688 shares of unvested restricted stock outstanding.

(8)          Reflects the compensation costs recognized by us in fiscal 2006 for stock option grants with the following fair values as of the applicable grant date: $68,209 for a stock option to purchase 20,675 shares of Common Stock granted under the 1997 Plan on April 27, 2006. As of December 31, 2006, Mr. Lenzmeier had 125,675 options outstanding.

(9)          Reflects the compensation costs recognized by us in fiscal 2006 for 10,952 shares of restricted stock approved for grant on April 27, 2006, with a grant date fair value of $76,322. As of December 31, 2006, Mr. Toy had 5,476 shares of unvested restricted stock outstanding.

(10)   Reflects the compensation costs recognized by us in fiscal 2006 for stock option grants with the following fair values as of the applicable grant date: $68,209 for a stock option to purchase 19,905 shares of Common Stock granted under the 1997 Plan on April 27, 2006. As of December 31, 2006, Mr. Toy had 173,990 options outstanding.

Cash Compensation

Approximately one-third of the compensation paid to our non-employee directors is comprised of cash. On April 27, 2006, the Board approved the 2006 annual equity and cash compensation for the non-employee directors, and made certain changes in cash compensation, effective as of April 27, 2006, as set forth below:

Annual Compensation	After April 27, 2006	Prior to April 27, 2006
Director Retainer (pro-rated and paid quarterly)	$50,000	$40,000
Lead Director Fee	$22,500	$20,000
Audit Committee Chair Fee	$12,500	$10,000
Compensation Committee Chair Fee	$7,500	$5,000
Nominating and Governance Committee Chair Fee	$7,500	$5,000
Audit Committee Member Fee	$5,000	$3,500
Compensation Committee Member Fee	$4,500	$3,000
Nominating and Governance Committee Member Fee	$3,500	$2,000
Credit toward Company Products	$1,000	None

Additionally, to promote and facilitate a smooth transition of the role of Chairman of the Board, Mr. Toy assumed greater responsibility and was assigned additional duties on the Board prior to assuming the role as Chairman of the Board on January 1, 2007. In consideration for these additional services during the transition period, the Board approved the payment to Mr. Toy of an aggregate of $106,000, in three equal payments of approximately $35,434 on each of June 30, 2006, September 30, 2006 and December 31, 2006, as compensation for his additional services to the Company in such period. At a meeting held July 26, 2007, the Board of Directors of the Company, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, approved an annual fee of $250,000 payable to Mr. Toy for his service as the Chairman of the Board of Directors, effective as of January 1, 2007. Mr. Toy ceased receiving compensation for his services as the Lead Director upon his appointment as independent Chairman of the Board on January 1, 2007.

On October 27, 2006, the Board approved a compensation policy for the members of a special committee of the Board (the “Special Committee”) that had been established to oversee the Company’s exploration of strategic alternatives. The compensation consisted of a base retainer of $15,000 per month and $2,000 per meeting attendance for the Chairman of the Special Committee and $10,000 per month and $1,000 per meeting attendance for the other members of the Special Committee. The Special Committee was comprised of four non-employee directors: Thomas J. Toy (Chairman of the Special Committee), Jeff Clarke, Larry D. Horner and Allen Lenzmeier.

Equity Compensation

Approximately two-thirds of the compensation paid to our non-employee directors is comprised of equity: one-third of the aggregate value in stock options, and one-third of the aggregate value in restricted stock purchase rights. The number of options and shares of restricted stock granted to each non-employee director during fiscal year 2006 is set forth below:

Name	Stock Options Granted (#)	Restricted Stock Purchase Rights Granted (#)
Jeff Clarke	20,320	11,180
Larry D. Horner	20,675	11,376
Thomas J. Toy	19,905	10,952
Allen Lenzmeier	20,675	11,376

Each option has an exercise price of $7.67 per share, which equals 110% of the $6.97 closing price of the Company’s Common Stock on the NASDAQ Stock Market on April 27, 2006, the date of grant. The options vested in equal monthly installments over a 12-month period beginning on April 27, 2006. The restricted stock purchase rights entitled the non-employee directors to purchase the Company’s Common Stock at par value. The restricted stock issued upon exercise of the restricted stock purchase rights vested in equal quarterly installments over a 12-month period beginning on April 27, 2006. The options and the restricted stock purchase rights granted to the non-employee directors in 2006 were granted under the Company’s 1997 Stock Plan (the “1997 Plan”) pursuant to the form of stock option agreement approved for use under the 1997 Plan with respect to stock option grants to the Company’s directors and executive officers and the form of restricted stock purchase agreement approved for use under the 1997 Plan, each as previously filed with the Securities and Exchange Commission.

Prior to 2006, the Company’s policy was to provide each non-employee director with an annual grant of an option to purchase 25,000 shares pursuant to the 1997 Plan. The Board suspended this policy in 2006, choosing instead to issue a specific number of options as part of each non-employee director’s overall annual compensation package. Also prior to 2006, non-employee directors were eligible to receive stock option grants under the 2001 Director Option Plan (the “Director Plan”). The Director Plan was terminated in July 2006 effective upon stockholder approval of the Company’s 2006 Equity Incentive Plan. Under the terms of the Director Plan, if, following a change in control of the Company, a non-employee director’s status as a Director of the Company or the successor corporation is terminated (other than as a result of voluntary resignation), the options become fully exercisable for a period of three months from the date of such termination.

For further discussion with respect to the Company’s policy and procedures relating to equity award grants that apply to non-employee directors and other service providers, please see the section entitled “Compensation Discussion and Analysis—Other Considerations—Equity Grant Practices” contained in this Proxy Statement.

For further discussion with respect to change of control arrangements applicable to outstanding equity awards, please see the section entitled “Change of Control Provisions in the Equity Compensation Plans” under “Potential Payments upon Termination and Change of Control” contained in this Proxy Statement.

For further discussion with respect to modifications made to certain outstanding equity awards held by non-employee directors, please see the section entitled “Executive Compensation—Modifications to Outstanding Equity Awards” contained in this Proxy Statement.

Indemnification Agreements

During 2006, the Company was a party to indemnification agreements with each of its directors. The form of indemnification agreement is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of October 1, 2007 (except as otherwise indicated), by: (i) each person who is known to us to own beneficially more than 5% of our Common Stock; (ii) each director and each nominee for election as a director of UTStarcom; (iii) each named executive officer; and (iv) all of our current directors and executive officers as a group. Calculations are based on 121,294,645 shares of Common Stock issued and outstanding as of October 1, 2007.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned(2)	Percent of Total Outstanding (2)
Entities affiliated with SOFTBANK CORP.(3)	14,651,630	12.08%
Goldman Sachs Asset Management, L.P.(4)	13,191,787	10.88%
Renaissance Technologies Corp.(5)	10,208,234	8.42%
Brandes Investment Partners, L.P.(6)	9,910,153	8.17%
Barclays Global Investors, N.A.(7)	9,729,641	8.02%
Miura Global Management, LLC(8)	6,615,000	5.45%
Highbridge Capital Management LLC(9)	6,200,530	5.11%
Hong Liang Lu(10)	4,350,089	3.54%
Ying Wu(11)	4,720,801	3.89%
William Huang(12)	1,158,410	*
Michael J. Sophie	0	0
Francis P. Barton(13)	417,001	*
Allen Lenzmeier(14)	147,051	*
Larry D. Horner(15)	272,326	*
Jeff Clarke(16)	96,500	*
Thomas J. Toy(17)	184,942	*
All current directors and executive officers as a group (11 persons)(18)	5,897,518	4.86%

*                    Less than 1%.

(1)          Unless otherwise indicated, the address for all beneficial owners is c/o UTStarcom, Inc., 1275 Harbor Bay Parkway, Alameda, California 94502.

(2)          Under the SEC’s proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days after October 1, 2007 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)          Information based on Schedule 13G, Amendment No. 2, filed with the SEC on March 28, 2007 by SOFTBANK CORP., SOFTBANK America, Inc, and SOFTBANK Holdings, Inc. Includes 14,651,630 shares registered in the name of SOFTBANK America Inc., a Delaware corporation. SOFTBANK America Inc. is a wholly owned subsidiary of SOFTBANK Holdings Inc., a Delaware corporation. SOFTBANK Holdings Inc. is a wholly owned subsidiary of SOFTBANK CORP., a Japanese corporation. Softbank America Inc. has sole power to vote or direct the voting of 14,651,630 shares and sole dispositive power over 14,651,630 shares. The business address for these entities is c/o SOFTBANK CORP., Tokyo Shiodome Blvd., 1-9-1, Higashi-shimbashi, Minato-ku, Tokyo 105-7303 Japan.

(4)          Information based on Schedule 13G filed with the SEC on February 12, 2007 by Goldman Sachs Asset Management, L.P. Goldman Sachs Asset Management, L.P. has sole power to vote or direct the voting of 11,576,328 shares and sole dispositive power over 13,191,787 shares. The business address for Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.

(5)          Information based on Schedule 13G filed with the SEC on March 16, 2007 by Renaissance Technologies Corp. and James H. Simons. Includes 10,208,234 shares beneficially owned by Renaissance Technology Corp. and James H. Simons. Each of Renaissance Technology Corp. and James H. Simons has sole power to vote or direct the voting of 9,671,239 shares and sole dispositive power over 10,208,234 shares. The business address for Renaissance Technologies Corp. is 800 Third Avenue, New York, NY 10022.

(6)          Information based on Schedule 13G filed with the SEC on February 12, 2007, by Brandes Investment Partners, L.P. Includes 9,910,153 shares beneficially and jointly owned by Brandes Investment Partners, L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby. Each of Brandes Investment Partners, L.P., Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson and Jeffrey A. Busby has shared power to vote or direct the voting of 7,383,329 shares and shared dispositive power over 9,910,153 shares. The business address for Brandes Investment Partners, L.P. is 11988 El Camino Real, Suite 500, San Diego, CA 92130.

(7)          Information based on Schedule 13G filed with the SEC on January 23, 2007 by Barclays Global Investors NA. Includes 9,729,641 shares beneficially and jointly owned by Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Ltd., and Barclays Global Investors Japan Trust and Banking Company Limited. Barclays Global Fund Advisors has sole power to vote or direct the voting of 2,869,575 shares and sole dispositive power over 2,869,575 shares. Barclays Global Investors, Ltd. has sole power to vote or direct the voting of 609,069 shares and sole dispositive power over 609,069 shares. Barclays Global Investors Japan Ltd. has sole power to vote or direct the voting of 432,564 shares and sole dispositive power over 432,564 shares. Barclays Global Investors Japan Trust and Banking Company Limited has no sole voting power or sole dispositive power. The business address for Barclays Global Investors N.A. is 45 Fremont Street, San Francisco, CA 94105.

(8)          Information based on Schedule 13G filed with the SEC on September 28, 2007 by Miura Global Management LLC and Francisco Alfaro and Richard Turnure. Includes 6,615,000 beneficially owned by Miura Global Management LLC, Francisco Alfaro and Richard Turnure. Each of Miura Global Management LLC, Francisco Alfaro and Richard Turnure has shared power to vote or direct the voting of 6,615,000 shares and shared power to dispose or to direct the disposition of 6,615,000 shares. The business address for Miura Global Management LLC is 101 Park Avenue, 21st Floor, New York, NY 10178.

(9)          Information based on Schedule 13G filed with the SEC on June 27, 2007 by Highbridge Capital Management LLC and related parties. Includes (i) 1,135,278 shares owned by Highbridge International LLC and options to purchase 2,500,000 shares held by Highbridge International LLC, (ii) 47 shares owned by Highbridge Statistically Enhanced Equity Master Fund—U.S., L.P., (iii) 1,215,508 shares owned by Highbridge Statistical Opportunities Master Fund, L.P., (iv) 1,208,325 shares owned by STAR, L.P. and (v) 141,372 shares held by certain accounts managed by Highbridge Capital Management, LLC. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC, Highbridge Statistically Enhanced Equity Master Fund—U.S. L.P.,

Highbridge Statistical Opportunities Master Fund, L.P. and STAR, L.P, and therefore may be deemed the beneficial owner of the foregoing shares. In addition, Glenn Dubin and Henry Swieca are Co-Chief Executive Officers of Highbridge Capital Management, LLC, and therefore may also be deemed the beneficial owner of the foregoing shares. Henry Swieca is a Co-Chief Executive Officer of Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the shares owned by Highbridge International LLC, Highbridge Statistically Enhanced Equity Master Fund,—U.S., L.P. and Highbridge Statistical Opportunities Master Fund, L.P. The business address for each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca is 9 West 57th Street, 27th Floor, New York, NY 10019.

(10)   Includes 2,401,425 owned directly plus an additional (i) 229,000 shares owned by The Lu Family Limited Partnership, of which Mr. Lu is a general partner, (ii) 130,000 shares registered in the name of Lu Charitable Remainder Trust, of which Mr. Lu is the trustee, (iii) 5,332 shares registered in the name of Mr. Lu’s son, and (iv) 5,332 shares registered in the name of Mr. Lu’s daughter. Mr. Lu may be deemed the beneficial owner of the shares held by his children. Also includes 1,579,000 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007.

(11)   Includes 1,340,687 shares owned directly, plus an additional (i) 1,505,500 shares registered in the name of Wu Partners, a California limited partnership, of which Mr. Wu is general partner, (ii) 1,080,000 shares registered in the name of Stonybrook Investors L.P., (iii) 4,868 shares registered in the name of Wu Living Trust, (iv) 4,873 shares registered in the name of Ashley Wu Trust—1998 and (v) 4,873 shares registered in the name of Richard Wu Trust—1998. Ashley Wu and Richard Wu are Mr. Wu’s children. Mr. Wu may be deemed the beneficial owner of the shares held by his children’s trusts. Also includes 780,000 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007. Mr. Wu’s employment as our Executive Vice President and Chairman and Chief Executive Officer of our subsidiary, UTStarcom China Co., Ltd., terminated on June 1, 2007 and Mr. Wu resigned from the Board of Directors on July 24, 2007. As of June 1, 2007, Mr. Wu was vested in options to purchase 780,000 shares of the Company’s Common Stock.

(12) Includes 660,980 shares owned directly plus an additional (i) 106,000 shares owned by the 2000 Huang Family Limited Partnership, of which Mr. Huang is a general partner, (ii) 6,600 shares registered in the name of his son, and (iii) 6,600 shares registered in the name of his daughter. Mr. Huang may be deemed the beneficial owner of the shares held by his children. Also includes 378,230 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007. Mr. Huang resigned as our Chief Technology Officer and Senior Vice President as of December 31, 2006. For a discussion on modifications made to certain outstanding equity awards held by Mr. Huang, please see the section entitled “Executive Compensation—Modifications to Outstanding Equity Awards” contained in this Proxy Statement.

(13) Includes 100,000 shares owned directly, 50,000 of which are subject to the Company’s right of repurchase which lapses as to 25,000 of the shares on each of August 1, 2008 and August 1, 2009, and 317,001 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007.

(14) Includes 61,376 shares owned directly and 85,675 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007.

(15) Includes 41,376 shares owned directly and 1,775 shares owned by Mr. Horner’s spouse. Also includes 229,175 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007.

(16) Includes 11,180 shares owned directly and 85,320 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007.

(17) Includes 10,952 shares owned directly and 173,990 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007.

(18) Includes 2,758,705 shares issuable upon exercise of options that are exercisable within 60 days of October 1, 2007.

EXECUTIVE OFFICERS

Our current executive officers and their ages as of November 29, 2007 are as follows:

Name	Age	Position
Hong Liang Lu	53	Chief Executive Officer
Peter Blackmore	60	President and Chief Operating Officer
Francis P. Barton	61	Executive Vice President and Chief Financial Officer
Philip Christopher	59	President of UTStarcom Personal Communications LLC
Viraj Patel	45	Vice President, Corporate Controller and Chief Accounting Officer
Mark Green	39	Senior Vice President, Global Human Resources and Real Estate
David King	44	Senior Vice President, International Sales and Marketing

Hong Liang Lu has served as our President and Chief Executive Officer and as a director from June 1991 though December 2006, and as Chairman of the Board from March 2003 to December 2006. On January 1, 2007, he assumed the title of Chief Executive Officer. In June 1991, Mr. Lu co-founded UTStarcom, Inc. under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

Peter Blackmore has served as our President and Chief Operating Officer since July 2007. From 2005 until he joined the Company, Mr. Blackmore served as Executive Vice President in charge of world-wide sales, marketing and technology at Unisys Corporation. Prior to joining Unisys in 2005, he served as Executive Vice President of the Customer Solutions Group at Hewlett-Packard Company from 2004 and as Executive Vice President of the Enterprise Systems Group from 2002 through 2004. From 1991 until its acquisition by Hewlett-Packard in 2002, Mr. Blackmore served in a number of senior management positions with Compaq Computer Corporation, most recently as its Executive Vice President of worldwide sales and services from 2000 through 2002. Mr. Blackmore holds an M.A. in Economics from Trinity College, Cambridge, U.K.

Francis P. Barton has served as our Executive Vice President and Chief Financial Officer since August 2005 and as a director since October 2006. From May 2003 to July 2005, Mr. Barton was Executive Vice President and Chief Financial Officer of Atmel Corporation. From May 2001 to May 2003, Mr. Barton was Executive Vice President and Chief Financial Officer of BroadVision Inc. From 1998 to 2001, Mr. Barton was Senior Vice President and Chief Financial Officer of Advanced Micro Devices, Inc. From 1996 to 1998, Mr. Barton was Vice President and Chief Financial Officer of Amdahl Corporation. From 1974 to 1996, Mr. Barton worked at Digital Equipment Corporation, beginning his career as a financial analyst and moving his way up through various financial roles to Vice President and Chief Financial Officer of Digital Equipment Corporation’s Personal Computer Division. Mr. Barton holds a B.S. in Chemical Engineering from Worcester Polytechnic Institute and an M.B.A. with a focus in finance from Northeastern University.

Philip Christopher has served as President of UTStarcom Personal Communications LLC, one of our wholly owned subsidiaries, since June 2004. Prior to joining us, Mr. Christopher was President and CEO of Audiovox Communications Corporation and Executive Vice President of Audiovox Corporation. Prior to our acquisition of Audiovox Communications Corporation, Mr. Christopher had been employed with Audiovox Corporation since 1970 and was elected to the company’s board of directors in 1987. Mr. Christopher was a member of the White House Economic Council, and also serves on the board of directors of the Cellular Telecommunications Industry Association. Mr. Christopher is also the recipient of numerous industry and humanitarian awards and honors, including the prestigious Ellis Island Medal of Honor.

Viraj Patel has served as our Vice President, Corporate Controller and Chief Accounting Officer since November 2005. Prior to joining us, Mr. Patel was Vice President of Finance for Celera Group from July 2005 to October 2005. Mr. Patel also served as Vice President of Finance for Nektar Therapeutics from March 2004 until June 2005. From November 2003 to March 2004, Mr. Patel served as an interim Corporate Controller for Extreme Networks. From 1999 to 2002, Mr. Patel was the Chief Financial Officer of Avanti Corporation. Prior to joining Avanti Corporation Mr. Patel worked for Pall Corporation from 1989 through 1999 where he served as the Chief Accounting Officer. Mr. Patel began his career at PricewaterhouseCoopers in 1982. Mr. Patel holds a BBA from Pace University, New York. He is a Certified Public Accountant from the State of New York and is a member of the New York State Society of CPAs and a member of the American Institute of Certified Public Accountants.

Mark Green has served as our Senior Vice President of Global Human Resources and Real Estate since February 2007, and served as our Vice President of Human Resources from January 2006 to January 2007. Prior to joining us, Mr. Green was at Verisign Inc. from June 2005 as the Human Resources Director of Verisign Security Services. From 1992 to 2005, Mr. Green was at Nortel, where he joined their Human Resources Leadership Development Program, rotating through multiple Human Resources areas in the U.K. and the U.S. He then moved to Hong Kong, as International Human Resources Services Manager for the APAC region, returning to the U.S. as Senior Human Resources Business Partner for the Clarify eBusiness-Software Applications Division, then Human Resources Director of Nortel’s Enterprise Division. Mr. Green received his BSEE from Leeds University, U.K., and MSc in Human Resources Management and Industrial Relations from the London School of Economics. He is also a graduate of the Institute of Personnel and Development, U.K.

David King has served as our Senior Vice President, Sales, and Marketing & Services since March 2006. Prior to joining us, Mr. King was the Chief Executive Officer for Visual Wireless AB from 2004 to 2006. From 1999 to 2004, Mr. King was with Ericsson AB, initially as Vice President, Sales and Marketing for Wireline Systems, then as Vice President, Product Management & Marketing and held the position of Vice President and General Manager, Wireline Systems from 2002 to 2004. From 1996 through 1999 Mr. King was with PriceWaterhouse as a principal consultant and from 1992 to 1996 Mr. King was a senior consultant with Omega Partners. Mr. King was Chairman and non-executive board director for Ascade AB, Stockholm from 2001 to 2004. Mr. King served as an officer in the Royal Marines from 1985 to 1989. He holds a BSc in Electrical Engineering from Liverpool University, and an MBA from the London Business School.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Governance of Executive Officer Compensation Program

Role and Members of the Compensation Committee

The Compensation Committee of the Board of Directors is responsible for determining the Company’s executive officer compensation. The Committee is currently comprised of four members of the Board of Directors, Messrs. Clarke, Horner, Lenzmeier and Toy, all of whom are independent, non-employee directors. Mr. Toy acted as chairperson of the Committee through April 27, 2007, at which time Mr. Lenzmeier assumed the role. Mr. Clarke was added to the Committee on April 27, 2007.

The purpose of the Compensation Committee is to:

•       Approve and oversee the total compensation package for the Company’s executives including their base salaries, incentives, deferred compensation, equity-based compensation, benefits and perquisites;

•       Review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer (the “CEO”), evaluate CEO performance, and determine CEO compensation based on this evaluation;

•       Review the CEO’s performance evaluation of all executive officers and approve pay decisions; and

•       Review periodically and make recommendations to the Board regarding any equity or long-term compensation plans, and administer these plans.

The Compensation Committee operates according to a charter that details its specific duties and responsibilities. The charter is reviewed at least annually, periodically revised (most recently on February 1, 2007) by the Compensation Committee, and is available on our website in the Corporate Governance section. The charter sets forth the membership requirements, authority and duties of the Compensation Committee which shall consist of no fewer than three members, all of whom (i) meet the independence requirements of the Nasdaq Marketplace Rules, (ii) are “non-employee directors” under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) are “outside directors” for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code. During the fiscal year ended December 31, 2006, and currently, all members of the Compensation Committee met these criteria.

Process for Evaluating Named Executive Officer Performance and Compensation

The Compensation Committee generally holds at least four scheduled meetings during the year and holds additional meetings periodically to review and discuss executive compensation issues. The Compensation Committee may also consider and take action by written consent. In 2006, the Compensation Committee met eight times.

The Company’s Human Resources department supports the Compensation Committee in its work. The Compensation Committee also has the authority to engage the services of outside advisors, experts and others for assistance. From time to time, the Committee has directed an external advisor to work with the Human Resources department to support management and the Committee in matters such as (i) peer group development, (ii) executive officer benchmarking, including pay-for-performance analyses and tally sheet preparation, and (iii) advising on pay levels and/or pay program design.

Outside Compensation Consultant

During fiscal year 2006, the Compensation Committee did not employ an outside advisor. However, in April 2007, the Compensation Committee engaged an independent compensation consulting firm, Compensia, Inc., to advise the Compensation Committee and the Board on executive and equity compensation matters. The consulting firm reports directly to the Compensation Committee, and the Compensation Committee has sole authority to hire, fire and direct the work of the advisor.

Role of Management in Executive Compensation Process

The Compensation Committee seeks input from our Chief Executive Officer and/or other executives, including our Chief Financial Officer and Senior Vice President, Human Resources, to obtain recommendations with respect to Company compensation programs, practices and packages for executives and other employees. Our Chief Executive Officer’s role in the compensation-setting process consists of (i) evaluating employee performance; (ii) assisting in the establishment of business performance targets and objectives; and (iii) recommending salary levels and equity awards. While the Compensation Committee may discuss our CEO’s compensation package with him, it meets in executive session without him present to determine his compensation.

Executive Compensation Philosophy and Framework

The philosophy of the Compensation Committee is to create a compensation program in which employee compensation is tied to Company performance, market competitiveness, individual performance and employee retention.

Compensation Objectives

UTStarcom’s compensation program is designed to achieve three primary objectives:

1.                Create a high-performance culture by linking rewards to performance;

2.                Be competitive with the market in order to attract, retain and motivate the caliber of talent required to drive shareholder value; and

3.                Apply reward practices in a fair and consistent manner.

Target Pay Position

We primarily use three pay components to support our compensation objectives: base salary, annual cash incentive/bonus and equity. These are discussed in greater detail below under “Evaluation of Named Executive Compensation.” For each of these elements, the Compensation Committee examines peer group compensation practices and targets direct compensation, including base salary, incentive bonus and equity, at the 50th percentile of our primary peer group (as defined in the “Compensation Benchmarking” section below). These target pay positions are the same for all employees in the Company.

The Compensation Committee has approved compensation levels for officers above and below the target pay position, based on individual and Company performance, to ensure an appropriate pay-for-performance alignment. This pay-for-performance alignment is further supported by our use of variable, or at-risk, compensation, which is designed to provide that executives receive target or above-target total compensation only to the extent that Company and individual performance objectives have been achieved.

Compensation Benchmarking

The Compensation Committee examines the compensation practices of two peer groups to assess the competitiveness of executive officer compensation practices and levels. The first peer group (the “primary” peer group) includes 107 high technology companies with between $1 billion and $3 billion in revenue, as reported in Radford’s High-Technology Executive Survey. The profile of the primary peer group aligns with UTStarcom in terms of size, and is our primary source of comparison.

The second peer group (the “secondary” peer group) includes 21 telecom companies with more than $1 billion in annual revenue and is likewise pulled from the Radford High-Technology Executive Survey. The secondary peer group is used as a secondary reference point, and is composed of the following companies:

• Alcatel, USA • Alltel • AT&T/SBC • Avaya • Corning • DirecTV • Embarq	• Ericsson • Level 3 Communications • Motorola • NII Holdings • Nokia—US • Qualcomm • Qwest Communications	• Samsung Telecom America • Scientific—Atlanta • Sprint Nextel • T-Mobile • Tellabs • Verizon Wireless • Virgin Mobile

Both of the Company’s peer groups are reviewed annually by the Compensation Committee, and adjustments are made as necessary to ensure the peer groups continue to properly reflect the market in which UTStarcom competes for talent.

Evaluation of Named Executive Officer Compensation

Base Salary

Base salaries are used to attract, motivate and retain highly qualified executives. Base salary is the primary fixed compensation in the executive pay program and is determined by:

•       Level of responsibility;

•       Expertise and experience of the employee; and

•       Competitive conditions in the industry.

Annual base salary increases, if any, are a reflection of:

•       The individual’s performance for the preceding year;

•       The individual’s pay level relative to similar positions in our peer group;

•       Internal equity with respect to the rest of the executive team;

•       Anticipated future contributions of the executives; and

•       Competitive conditions in the industry.

2006 Base Salary Actions

As part of an annual process, the CEO presented his recommendations for executive officer base salary increases to the Compensation Committee in February, 2006. On February 28, 2006, the Committee met to evaluate Company performance, individual performance and data related to market practices for executive compensation. The Committee then approved the following salary increases for the Company’s named executive officers (the “Named Executive Officers” or the “NEOs”) effective February 1, 2006:

Named Executive Officer	Title	Annualized 2006 Base Salary	% Increase
Hong Liang Lu	President and Chief Executive Officer	$700,000	0%
Ying Wu	Former Executive Vice President and Vice Chairman of the Board; former Chairman and Chief Executive Officer for China (through 5/31/07)	$500,000	0%
Francis P. Barton	Executive Vice President and Chief Financial Officer	$500,000	0%
William Huang	Former Senior Vice President and Chief Technology Officer (through 12/31/06)	$350,000	15%
Michael Sophie	Former Executive Vice President and Chief Operating Officer (through 5/5/06)	$440,000	10%

The Committee, based on its assessment of overall Company performance, left Mr. Lu’s base salary at $700,000, which approximates the 50th percentile of the primary peer group. The base salary increases for Messrs. Huang and Sophie reflect the market analysis conducted prior to the February 2006 meeting. Mr. Huang’s base salary was increased to align mid-way between the 50th and 75th percentile to the market, reflecting his experience and contributions. Mr. Sophie’s base salary was increased to meet the 50th percentile to market. Mr. Barton was hired on August 1, 2005 and the Committee decided not to change his base salary for fiscal year 2006.

2007 Base Salary Actions

Similar to the process undertaken in 2006, the CEO presented 2007 recommendations for base salary increases for the NEOs to the Compensation Committee in February, 2007. The Compensation Committee, after a review of individual and Company performance, as well as market practices for executive compensation, approved the following salary increases for our NEOs, effective as of the dates noted:

Named Executive Officer	2007 Base Salary	% Increase	Effective date
Hong Liang Lu	$700,000	0%	—
Ying Wu	$550,000	10%	February 1, 2007
Francis P. Barton	$750,000	50%	January 1, 2007

The Committee did not increase Mr. Lu’s base salary for 2007. The Committee increased Mr. Wu’s salary to align his compensation with that paid to executives with similar responsibilities who are employed by peer companies with revenue comparable to ours. Mr. Barton’s base salary adjustment was made in light of his assumption of substantially greater duties, including responsibility for the Legal and Business Development departments, after the departure of Mr. Sophie. Mr. Barton’s base salary increase also reflects the Compensation Committee’s assessment of his criticality to ongoing Company success. Messrs. Huang and Sophie terminated their employment with the Company prior to the Committee’s review of 2007 compensation levels. Mr. Huang’s employment terminated on December 31, 2006 and Mr. Sophie’s employment terminated on May 5, 2006.

Mr. Wu’s employment with the Company and its subsidiaries terminated on June 1, 2007. Mr. Wu is eligible to receive severance benefits in accordance with the terms of his Amended and Restated Change of Control/Involuntary Termination Severance Agreement dated November 14, 2006, which provides that if Mr. Wu’s employment with us terminated as a result of a regular involuntary termination during the period of employment apart from a change of control, (i) Mr. Wu would be entitled to 12 months of base salary as in effect as of the date of such termination, payable in a lump sum within 30 days of termination, and 100% of the bonus for the year in which termination occurred, (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Wu would become fully vested and/or exercisable to the extent such equity awards were outstanding and/or unexercisable at the time of such termination, (iii) Mr. Wu would be permitted to exercise such vested equity awards for the shorter period of (a) 12 months from the date of termination and (b) the remaining term of the respective equity awards, and (iv) we would continue to provide Mr. Wu the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or 12 months from the termination date. As a result, Mr. Wu is eligible to receive a total of $998,768.83 (comprised of $550,000 in base salary, $440,000 in bonus, subject to applicable withholding, and $8,768.83 for the balance of his health care premiums).

Mr. Wu has asserted that he continues to have a right to employment with one of the Company’s subsidiaries in China.

In May 2007, the Compensation Committee discussed certain compensation arrangements to be presented to a candidate for the position of Chief Operating Officer of the Company. In determining the components of the compensation arrangements and the reasonableness thereof, the Committee considered the candidate’s previous experience and industry knowledge, the Company’s strategic direction, the level of responsibility to be assumed by the candidate, both in the short and long term, and the availability of qualified candidates in the marketplace.

On May 27, 2007, the Company entered into an agreement with Mr. Peter Blackmore (the “Blackmore Agreement”), pursuant to which Mr. Blackmore was offered the position of President and Chief Operating Officer of the Company. The Blackmore Agreement provides that Mr. Blackmore shall, upon commencement of employment with the Company, receive (i) an annual salary of $800,000, which shall never be reduced below the current level, (ii) a signing bonus of $100,000, (iii) an annual bonus equal to 100% of Mr. Blackmore’s annual salary, based upon the Company’s performance and achievement of mutually agreed upon performance objectives (an annual bonus for the 2007 calendar year of 50% of Mr. Blackmore’s annual salary is guaranteed), and (iv) upon approval of the Board of Directors of the Company, a restricted cash award equal to $5,200,000, payable over a four (4) year period as follows: (a) $4,000,000 will vest as follows: $1,000,000 will vest and become payable on each annual anniversary of Mr. Blackmore’s employment start date, subject to his continuing to provide services to the Company through each applicable vesting date, and (b) an additional $300,000 will vest and become payable on the first anniversary of the date of grant, and $25,000 will vest each month thereafter, subject to his continuing to provide services to the Company through each applicable vesting date. In the event of Mr. Blackmore’s death or disability all amounts under (iv) above will accelerate.

Additionally, pursuant to the terms of the Blackmore Agreement, the Company entered into a Change of Control/Involuntary Termination Severance Agreement with Mr. Blackmore, effective July 2, 2007. For a description of the material terms of this agreement, please see “Employment Contracts and Change of Control Arrangements  with Executive Officers Other Than Named Executive Officers” in the section entitled “Potential Payments Upon Termination and Change on Control” included in this Proxy Statement.

Bonus

UTStarcom’s annual bonus program is a discretionary, variable cash incentive program designed to reward executives (as well as all employees) for achieving key operational goals. At the beginning of each fiscal year, the Compensation Committee approves specific executive officer goals which reflect the process of “management by objective” (the “MBOs”) and which are used to measure performance in the upcoming year for the purpose of determining bonus and equity awards. In addition to measures of corporate performance, such as bookings, revenue and margin, the Compensation Committee also evaluates individual performance, approves weightings and makes other appropriate adjustments. CEO performance was based fifty percent on financial results and fifty percent on the achievement of approved MBOs in the areas of quality, people development, customer expansion, strategic products and business systems and process improvement.

Metrics for non-CEO executive officers are set by the CEO and approved by the Compensation Committee. Individual performance was based fifty percent on financial results, and fifty percent on individual MBOs. Financial measures established in 2006 for the NEOs other than the CEO varied, based on their position. Fifty percent of Mr. Wu’s performance was based on UTStarcom’s performance in China, as measured by bookings, revenue, contribution margin and cash collection. The remaining fifty percent of Mr. Wu’s performance was measured by achievement of MBOs in the areas of quality, people development, strategic product sales, business systems and process improvement and compliance. Fifty percent of Mr. Barton’s performance was based on financial measures including corporate revenue, bookings, gross margin and operating margin, operating cash flow and inventory. The remaining fifty percent of Mr. Barton’s performance was measured by achievement of MBOs in the areas of investor relations, business planning and analysis, compliance, and expense control. Messrs. Huang and Sophie were not eligible to participate in the bonus program due to their termination of employment with the Company during fiscal year 2006.

2006 Bonus Payouts for 2005 Performance

Bonuses for the 2005 performance year were determined by the Compensation Committee in February 2006, and reflect the Committee’s assessment of Company performance for the fiscal year ended December 31, 2005. The Compensation Committee decided not to pay bonuses to its executive officers other than Mr. Huang who was awarded $75,000 based upon his technical contributions and competitive market data. Bonus decisions, other than the bonus of $250,000 paid to Mr. Barton as stipulated in his offer letter with the Company, were based on the Company’s 2005 performance, current market rate data, and MBO achievement.

2007 Bonus Payouts for 2006 Performance

In February 2007, Mr. Lu, our CEO, presented recommendations to the Compensation Committee for bonus payments to the NEOs other than himself, based on his assessment of their performance. The Compensation Committee retained the authority to assess Mr. Lu’s performance in connection with the bonus payout process. The Compensation Committee approved the following 2006 bonus payments for the NEOs, based on corporate and individual performance:

Named Executive Officer	2006 Annual Bonus Target as a Percent of Base Salary	2006 Bonus Paid	Bonus Paid as Percentage of Target
Hong Liang Lu	100%	$315,000	45%
Ying Wu	80%	$320,000	80%
Francis P. Barton	80%	$750,000	187.5%

Based on corporate and individual performance, the Compensation Committee set Mr. Lu’s bonus at 45% of his target, or $315,000. The Compensation Committee determined that Mr. Wu had achieved 80% of the performance measures relevant to his incentive bonus determination, based on individual and corporate performance and that Mr. Barton had achieved 100% of the performance measures relevant to his incentive bonus determination, based on individual and corporate performance. Also in February 2007, the Compensation Committee exercised its discretion and decided, based on Mr. Barton’s unique and extraordinary performance in 2006, to award him a cash performance bonus for 2006 of 187.5% of his 2006 annual bonus target. Messrs. Huang and Sophie were not eligible to receive bonuses since they had terminated their employment with the Company prior to February 1, 2007, the date on which the Compensation Committee determined bonus awards.

Equity Compensation

Officers and other employees of the Company are eligible to participate in the 2006 Equity Incentive Plan, which was adopted by the Board of Directors and approved by the stockholders in July of 2006. They are also eligible to participate in the Company’s Employee Stock Purchase Plan, as described below.

Equity compensation is the largest component of UTStarcom’s executive officer compensation program. We believe this is an effective way to align the interests of our executive officers with those of our stockholders in order to achieve long-term stock price growth. In designing the equity program, we take into account stockholder concerns about stock usage and dilution. The Compensation Committee limits annual net issuances of stock-based awards, subject to extraordinary events (e.g., acquisitions). The Compensation Committee adjusts this target rate from year-to-year based on performance and retention issues, and to stay in line with market practices. Our three-year annual average actual net issuance of stock-based awards in 2006 is 4.8% of outstanding Common Stock.

In 2006, approximately 50% of NEO equity award value was delivered in stock options and approximately 50% was delivered in stock awards, which are generally designated in restricted stock units and settled in our Common Stock. Stock options were granted to the NEOs subject to performance-based, one-year cliff vesting. The number of stock options that vested was based on Company and individual performance. Similarly, performance-based stock awards were granted to the NEOs based on Company and individual performance. The portion of stock awards that vested was based on Company and individual performance. Performance for equity awards is generally measured against the same criteria as were discussed in the “Bonus” section above.

2007 Equity Awards for 2006 Performance

On February 28, 2006, the Compensation Committee approved the grant of performance-based equity awards to each of the NEOs. The number of options that would vest and the number of performance shares to be issued to each NEO was to be determined by the Compensation Committee as soon as practicable following the 2006 fiscal year end, based on each executive officer’s achievement of certain performance goals set by the Committee on the date of grant. The performance goals were tailored to each individual and included (i) achievement of corporate financial measures such as bookings, gross margin, revenue, operating profit, cash flow, inventory turns, contribution margin and cash collections, (ii) achievement of corporate objectives relating to quality and organization and (iii) achievement by such executive officer of additional individualized performance objectives reviewed and approved by the Compensation Committee.

At its meeting on February 1, 2007, the Compensation Committee determined that most of the performance objectives set for fiscal year 2006 for the Company and the NEOs had been met and determined the following awards for the NEOs:

Named Executive Officer	Stock Option Award Granted	Stock Option Award Vested	Target Performance Share Award	Actual Performance Share Award(1)	Percentage of Actual Awards versus Target
Hong Lu	260,000	234,000	130,000	117,000	90%
Ying Wu	100,000	80,000	50,000	40,000	80%
Francis P. Barton	92,000	92,000	46,000	46,000	100%

(1)          On February 1, 2007, the Compensation Committee determined that the named executive officers would be eligible to receive the number of performance shares set forth in this column at such time as the Committee shall approve the issuance of the performance stock in compliance with applicable law. The Compensation Committee has not yet approved the issuance of the performance stock.

2006 Equity Awards for 2005 Performance

No equity awards were granted to the NEOs in 2006 for 2005 performance.

Employee Stock Purchase Plan

Our executive officers are also eligible to participate in the Company’s Employee Stock Purchase Plan, to the same extent as all employees. The ESPP allows employees to purchase UTStarcom stock at a 15% discount. Up to 15% of an employee’s annual base salary, but not more than $25,000, may be allocated to the purchase of the Company’s Common Stock under this plan.

Benefits, Perquisites and Other Compensation

We provide medical and other benefits to executives that are generally available to other full-time employees, including group term life insurance, expatriate remuneration for those employees who are assigned overseas and who qualify under the terms of our expatriate remuneration plan, tuition reimbursement and a 401(k) plan. The 401(k) plan is a defined contribution plan and, after one year of service, employees are eligible to receive a matching contribution from the Company of up to $5,500. All of our named executive officers participated in our 401(k) plan during 2006 and received matching contributions.

We also provide the NEOs and other selected executives with certain perquisites including financial planning services, business travel accident insurance, and in the case of Mr. Barton, daily transportation to and from our offices.

The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the type and amount paid in perquisites to be within the appropriate range of competitive compensation practices. Details about the NEO’s perquisites, including the fiscal year 2006 cost to the Company, are shown in the Summary Compensation Table under the “All Other Compensation” column and the accompanying narrative.

Post-Employment Obligations

During 2006, the Company was party to change of control and involuntary termination severance agreements with each of the Named Executive Officers. For a description of the material terms of these agreements, please see “Employment Contracts and Severance Agreements with Named Executive Officers” in the section entitled “Potential Payments Upon Termination and Change on Control” included in this Proxy Statement. The Compensation Committee believes these agreements are in the best interest of the Company’s stockholders. As with any public company, the possibility of change of control exists for UTStarcom. Such a change of control typically means a degree of ambiguity for executives about the stability of their employment. The Compensation Committee believes these agreements help to ensure that executives will remain focused on, and committed to, the interests of the business throughout the process of exploring and/or executing a change of control.

For purposes of each of the agreements described above that contain change of control involuntary termination provisions, change of control involuntary termination includes a significant reduction in employee responsibilities, a substantial reduction in facilities and/or perquisites, a reduction of base salary and/or benefits, a relocation of the employee of more than 50 miles for his or her current location, or the failure of an acquirer to assume the agreements discussed in this section. In all cases, the executive can retain his or her employment by agreeing to any of these changes.

In June 2006, the Compensation Committee adopted the Executive Involuntary Termination Severance Pay Plan, which extends certain change of control and severance benefits to some of the Company’s executive officers who are not named executive officers. Please see “Employment Agreements and Change of Control Arrangements with Executive Officers Other Than Named Executive Officers” in this Proxy Statement for a description of the material terms of the plan. The Compensation Committee believes that the terms of the plan is in the best interests of the Company and its stockholders in that the plan, like the agreements with our Named Executive Officers described above, helps to ensure the focus and commitment of our executive team during the process of exploring and/or executing a change of control.

Reasonableness of Compensation

The Compensation Committee believes it is fulfilling UTStarcom’s compensation objectives and in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. On average, the target total direct pay position for the Named Executive Officers in 2006 was between the 50th and 75th percentile of the primary peer group. The Compensation Committee believes the average target pay position relative to market and pay mix are reasonable and appropriate.

Other Considerations

Equity Grant Practices

The Compensation Committee approves all equity grants to our executive officers. During fiscal year 2006, the Company’s equity award pool for awards (including new hire grants and any merit or focal awards) to be made during that period was approved by the Board of Directors. A percentage of this total approved pool was designated for distribution to the company executives. Functional Vice Presidents recommended annual equity grants to their supervised employees based on individual performance, with our Chief Executive Officer making recommendations for his direct reports. The Company’s Human Resources personnel then compiled the list of recommendations and presented those recommendations to the Compensation Committee for approval. Any recommendation with respect to equity grants for our

Chief Executive Officer was made by the Compensation Committee. The fair market value of the options granted was established as of the date on which the Compensation Committee approved the grants.

On April 10, 2007, the Compensation Committee adopted the UTStarcom, Inc. Equity Award Grant Policy and Procedures, which applies to all equity awards from that date forward. In accordance with the Company’s equity award grant policy, equity awards to executive officers are considered and approved as follows:

•       All equity awards to executive officers are to be approved by the Compensation Committee;

•       The Compensation Committee will use its best efforts to approve equity awards at a duly called meeting of the Compensation Committee, and awards will be made by unanimous written consent only if meetings are unable to be held;

•       The date of grant of any equity award will be the last trading day in the month in which the Compensation Committee approves the award; and

•       For purposes of equity awards that are to be granted at the fair market value of the Company’s Common Stock, the fair market value shall be the closing sales price per share of the Company’s Common Stock on the date of grant.

Compensation Committee meetings may be held at any time to consider the approval of equity awards proposed to be provided to new executive officers (including new executive officers resulting from either new hires or promotions, but other than annual focal awards, as described below), but equity awards granted by the Compensation Committee shall become effective as of the last trading day of the month of grant.

Compensation Committee meetings to consider the approval of annual focal awards to executive officers shall be held during the last two weeks of February of each year, if reasonably practicable and subject to compliance with applicable laws, rules and regulations. If a meeting cannot be held and/or equity awards cannot be granted in accordance with applicable laws, rules and regulations during this time period, the Compensation Committee shall determine the meeting date for the consideration and approval of focal awards. The Compensation Committee shall meet to approve focal equity awards during an open trading window as such term is defined in the Company’s Insider Trading Policy.

Option grants made to employees who are not executive officers or corporate vice presidents may be made by the Awards Committee, a management committee duly formed and authorized by the Compensation Committee and consisting of the Company’s Chief Financial Officer, Senior Vice President of Human Resources, General Counsel and Chief Accounting Officer. The Awards Committee may grant only stock options and only then in accordance with specific guidelines set by the Compensation Committee. Any option grants approved by the Awards Committee are effective as of the last trading day of the month of grant. Equity grants are made subject to an annual equity pool approved by the Compensation Committee. The pool consisted of 5.4 million shares in 2006. The Human Resources Department provides quarterly tracking updates to the Compensation Committee regarding equity usage.

Tax Considerations

Section 162(m) of the Internal Revenue Code states that public companies cannot deduct compensation paid to certain of its top executive officers in excess of $1 million per officer per year. We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m). However, the Compensation Committee also retains the discretion, for competitive reasons, to provide compensation that may not be fully deductible. In a few instances, a portion of our annual bonus payments to certain of our executive officers does not currently qualify as deductible under Section 162(m). The Compensation Committee will continue to evaluate whether it is in the Company’s best interest to qualify future incentive awards under Section 162(m). While stock options granted under our 1997 plan did not meet the requirements of Section 162(m), future equity awards will be granted under our 2006 plan, which was approved by our stockholders and therefore meets the requirements under Section 162(m). UTStarcom is currently in a non-taxpaying situation, and is not subject to tax liabilities for executive pay in excess of the $1 million limit.

Stock Ownership Guidelines

Effective January 1, 2006, by the decision of the Nominating and Governance Committee of the Board, the Company imposed minimum stock ownership guidelines for certain executive officers as well as non-executive directors of the Company. Each executive officer is expected to acquire the required number of shares of Common Stock as set forth by the guidelines (which range from 10,000 shares to 50,000 shares, depending on the level of responsibility of the officer) before the later of (i) four years after the effective date of the guidelines or (ii) four years after an officer’s appointment to such executive office.

REPORT OF THE COMPENSATION COMMITTEE

The following is the report of the Compensation Committee. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

The Compensation Committee of the Board of UTStarcom, Inc. was established on January 31, 1997 and is currently comprised of four members: Messrs. Clarke, Horner, Lenzmeier and Toy. Mr. Lenzmeier, the Chairman of the Compensation Committee, and Messrs. Horner and Toy served on the Committee throughout 2006. Mr. Clarke was appointed to serve on the Compensation Committee on April 27, 2007.

During 2006, the Compensation Committee was comprised solely of non-employee directors who were each: (i) independent as defined under the NASDAQ Marketplace Rules, (ii) a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. During 2007, the Committee will continue to be comprised of directors who meet these same standards.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management, including UTStarcom’s Chief Executive Officer and Chief Financial Officer. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

The Compensation Committee
Allen Lenzmeier, Chairman
Larry D. Horner
Thomas J. Toy
Jeff Clarke*
*Appointed April 27, 2007

Summary Compensation Table for Fiscal Year 2006

The following table presents information concerning the total compensation of our principal executive officer, principal financial officer and three most highly compensated executive officers, other than our principal executive officer and principal financial officer, who were serving as executive officers at the end of our 2006 fiscal year (the “named executive officers”).

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

Name and principal position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)		Total ($)
Hong Liang Lu*	2006	700,000		315,000	930,549	1,376,655	18,345	(4)	3,340,549
Chief Executive Officer
Francis P. Barton	2006	500,000		750,000	586,326	823,294	101,769	(5)	2,761,389
Executive Vice President and Chief Financial Officer
Ying Wu**	2006	500,000		320,000	318,136	604,808	290,038	(6)	2,032,982
Former Executive Vice President and Vice Chairman
William Huang***	2006	345,833		0	0	261,546	196,859	(7)	804,238
Former Senior Vice President and Chief Technology Officer
Michael J. Sophie****	2006	153,359	(8)	0	0	0	316,917	(9)	470,276
Former Executive Vice President and Chief Operating Officer

*                    Mr. Lu served as President, Chief Executive Officer and Chairman of the Board until December 31, 2006. On January 1, 2007, he assumed the title of Chief Executive Officer.

**             Mr. Wu’s employment as our Executive Vice President and Chairman and Chief Executive Officer of our subsidiary, UTStarcom China Co., Ltd., terminated on June 1, 2007.

***      Mr. Huang resigned as our Senior Vice President and Chief Technology Officer as of December 31, 2006.

**** Mr. Sophie resigned as our Executive Vice President and Chief Operating Officer as of May 5, 2006.

(1)          This amount represents amounts paid or to be paid in 2007 with respect to 2006 performance, and does not include amounts paid in 2006 with respect to performance in prior years.

(2)          Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown are the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), including amounts for stock awards granted in and prior to 2006. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts include awards with performance-based vesting conditions, with compensation initially measured under SFAS 123(R) at grant date fair value on February 28, 2006 and re-measured at each financial statement reporting date. For a discussion on the Compensation Committee’s final award determinations based upon the performance-based vesting conditions and the cumulative dollar amount recognized for financial statement reporting in accordance with SFAS 123(R), please see footnotes 1 and 3 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 3 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(3)          Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown are the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), including amounts for stock awards granted in and prior to 2006. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts include awards with performance-based vesting conditions, with compensation initially measured under SFAS 123(R) at grant date fair value on February 28, 2006 and re-measured at each financial statement reporting date. For a discussion on the Compensation Committee’s final award determinations based upon the performance-based vesting conditions and the cumulative dollar amount recognized for financial statement reporting in accordance with SFAS 123(R), please see footnotes 2 and 3 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 3 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The exercise price of certain stock options granted under option agreements executed in February 2002 increased from $20.25 per share to $22.93 per share, and certain stock options granted under option agreements executed in July 2002 increased from $15.72 per share to $20.82 per share. The incremental fair value, computed as of the modification date in accordance with SFAS 123(R), with respect to each such modified award is $0. For a discussion on modifications made to outstanding equity awards held by certain named executive officers, please see the section entitled “Executive Compensation—Modifications to Outstanding Equity Awards” contained in this Proxy Statement.

(4)          This amount consists of $12,200 for financial planning services for executives, a premium payment of $645 for life insurance coverage under our Business Travel Accident Insurance Policy and 401(k) match payments in the aggregate amount of $5,500.

(5)          This amount consists of $10,000 for financial planning services for executives, a premium payment of $645 for life insurance coverage under our Business Travel Accident Insurance Policy, $85,624 for car allowance and service and 401(k) match payments in the aggregate amount of $5,500.

(6)          This amount consists of a housing allowance of $48,000 paid in connection with Mr. Wu’s international work assignment, a tax assistance payment of $216,413 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee’s international work assignment, a tax return filing fee payment of $250, $19,230 for payout of accrued but unused paid time off, a premium payment of $645 for life insurance coverage under our Business Travel Accident Insurance Policy and 401(k) match payments in the aggregate amount of $5,500.

(7)          This amount consists of a housing allowance of $32,000 paid in connection with Mr. Huang’s international work assignment, a tax assistance payment of $76,919 paid in connection with the Company’s tax equalization policy whereby the Company provides qualified employees with tax assistance to mitigate the tax differential arising from an employee’s international work assignment, an education tuition allowance of $14,490 paid in connection with Mr. Huang’s international work assignment, $67,305 for accrued but unused paid time off paid in connection with termination of employment, a premium amount of $645 for life insurance coverage under our Business Travel Accident Insurance Policy and 401(k) match payments in the aggregate amount of $5,500.

(8)          This amount reflects the base salary Mr. Sophie had earned as of May 5, 2006.

(9)          This amount consists of $12,200 for financial planning services for executives, $220,000 which is equivalent to six months of Mr. Sophie’s base salary, paid as part of the severance payments to him in connection with termination of employment, $71,074 for Mr. Sophie’s accrued but unused paid time off and floating holiday benefits, $6,943 for six months of Mr. Sophie’s COBRA premiums paid in a lump sum, less applicable withholdings, and 401(k) match payments in the aggregate amount of $6,700.

From time to time, we enter into offer letters and other agreements with our executive officers. For a description of the material terms of such offer letter and a description of severance and change of control agreements entered into with certain of our executive officers, please see the section entitled “Employment Contracts and Severance Agreements” in the “Potential Payments Upon Termination and Change of Control” section included in this Proxy Statement.

In February 2007, the Compensation Committee of the Board of Directors approved an increase in Mr. Barton’s annual base salary from $500,000 to $750,000, effective January 1, 2007. In addition, the Compensation Committee approved an increase in Mr. Wu’s annual base salary from $500,000 to $550,000, effective February 1, 2007. Mr. Wu’s employment with the Company terminated on June 1, 2007. Please see “2007 Base Salary Actions” in the Compensation Discussion and Analysis included in this Proxy Statement for a description of the actions taken by the Compensation Committee with respect to salaries of our named executive officers for fiscal year 2007.

For a description of material modifications made during fiscal year 2006 to the named executive officers’ outstanding equity awards, please see the section entitled “Modifications to Outstanding Equity Awards” included in this Proxy Statement.

For a description of the Company’s process for determining the payment of discretionary bonuses to its executive officers, please see the section entitled “Bonus” in the Compensation Discussion and Analysis included in this Proxy Statement.

Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended December 31, 2006.

GRANT OF PLAN-BASED AWARDS IN FISCAL YEAR 2006

		Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold (#)(4)	Target (#)		Maximum (#)(4)	Awards ($/Sh)	Awards (3)($)
Hong Liang Lu	2/28/2006	—	130,000	(1)	—	—	812,337
	2/28/2006	—	260,000	(2)	—	6.25	811,200
Francis P. Barton	2/28/2006	—	46,000	(1)	—	—	287,443
	2/28/2006	—	92,000	(2)	—	6.25	287,040
Ying Wu*	2/28/2006	—	50,000	(1)	—	—	312,438
	2/28/2006	—	100,000	(2)	—	6.25	312,000
William Huang **	2/28/2006	—	33,333	(1)	—	—	208,290
	2/28/2006	—	66,667	(2)	—	6.25	208,001
Michael J. Sophie†	2/28/2006	—	41,800	(1)	—	—	261,198
	2/28/2006	—	83,600	(2)	—	6.25	260,832

*                    Mr. Wu’s employment as our Executive Vice President and Vice Chairman of the Board and Chairman and Chief Executive Officer of our subsidiary, UTStarcom China Co., Ltd., terminated on June 1, 2007.

**             Mr. Huang resigned as our Senior Vice President and Chief Technology Officer as of December 31, 2006.

†                    Mr. Sophie resigned as our Executive Vice President and Chief Operating Officer as of May 5, 2006.

(1)          Represents stock award opportunity, based upon Company and individual performance objectives established and tailored for each named executive officer by the Compensation Committee for our 2006 fiscal year. These objectives included (i) achievement of corporate financial measures such as bookings, gross margin, revenue, operating profit, cash flow, inventory turns, contribution margin and cash collections, (ii) achievement of corporate objectives relating to quality and organization and (iii) achievement by such executive officer of additional individualized performance objectives reviewed and approved by the Compensation Committee. On February 1, 2007, the Compensation Committee determined that Mr. Lu would be eligible to receive 117,000 shares of Common Stock; Mr. Wu would be eligible to receive 40,000 shares of Common Stock; and Mr. Barton would be eligible to receive 46,000 shares of Common Stock. Messrs. Huang and Sophie were not eligible to receive any shares due to their prior termination of employment with us.

(2)          The options were issued to each executive officer under the 1997 Plan. Each option has an exercise price of $6.25 per share, which equals the closing price of our Common Stock on the NASDAQ Stock Market on the date of grant. The options were subject to one-year cliff vesting, in addition to vesting based upon Company and individual performance objectives established and tailored for each executive officer by the Compensation Committee for our 2006 fiscal year. These objectives included (i) achievement of corporate financial measures such as bookings, gross margin, revenue, operating profit, cash flow, inventory turns, contribution margin and cash collections, (ii) achievement of corporate objectives relating to quality and organization and (iii) achievement by such executive officer of additional individualized performance objectives reviewed and approved by the Compensation Committee. On February 1, 2007, the Compensation Committee determined that the following number of shares underlying the performance options would vest: 234,000 shares for Mr. Lu; 80,000 shares of for Mr. Wu; and 92,000 shares for Mr. Barton. Messrs. Huang and Sophie were not eligible to receive any shares due to their prior termination of employment with us.

(3)          The value of a stock or option award opportunity reflects the dollar amounts initially measured under SFAS 123(R) at the grant date fair value. The value of the stock award vesting to Messrs. Lu, Wu and Barton was $1,052,854, $359,950 and $413,943, respectively, reflecting the cumulative dollar amount recognized for financial statement reporting purposes based on the fair value of the Company’s Common Stock on February 1, 2007, the date the Compensation Committee finalized such award, determined in accordance with SFAS 123(R). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The value of the option awards vesting to each of Messrs. Lu, Wu and Barton was $1,243,243, $425,040 and $488,796, respectively, reflecting the cumulative dollar amount recognized for financial statement reporting purposes based on the fair value of the Company’s Common Stock on February 1, 2007, the date the Compensation Committee finalized such award, determined in accordance with SFAS 123(R). Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. A discussion of the valuation assumptions used for purposes of the SFAS 123(R) calculation is included under Note 15 to our 2006 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

The exercise price of certain stock options granted under option agreements executed in February 2002 were increased from $20.25 per share to $22.93 per share, and certain stock options granted under option agreements executed in July 2002 were increased from $15.72 per share to $20.82 per share. The incremental fair value, computed as of the modification date in accordance with SFAS 123(R), with respect to each such modified award is $0. For further discussion on modifications made to outstanding equity awards held by certain named executive officers, please see the section entitled “Executive Compensation—Modifications to Outstanding Equity Awards” contained in this Proxy Statement.

(4)          There are no thresholds or maximums (or equivalent items) for the equity incentive plan awards.

No amounts were paid to the named executive officers pursuant to a non-equity incentive award plan. Please see the “Bonus” column in the Summary Compensation Table included in this Proxy Statement for amounts paid as discretionary bonuses to certain named executive officers.

Pension Benefits for Fiscal Year 2006

The Named Executive Officers did not receive any benefits from the Company under defined pension or defined contribution plans, other than the tax-qualified 401(k) Plan, during the fiscal year ended December 31, 2006.

Nonqualified Deferred Compensation for Fiscal Year 2006

The Company does not have any non-qualified deferred compensation plan that allows the Named Executive Officers to defer their compensation.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)
Hong Liang Lu	400,000	—		—	4.50		8/31/2009	—	—	—		—
	150,000	—		—	13.00		2/3/2010	—	—	—		—
	100,000	—		—	15.00		10/17/2010	—	—	—		—
	100,000	—		—	12.50		12/20/2010	—	—	—		—
	150,000	—		—	22.93	(2)	2/27/2012	—	—	—		—
	75,000	—		—	20.82	(3)	7/24/2012	—	—	—		—
	115,000	5,000	(4)	—	19.04		2/2/2013	—	—	—		—
	250,000	—		—	37.46		1/19/2014	—	—	—		—
	—	260,000	(5)	—	6.25		2/27/2016	—	—	—		—
	—	—		—	—		—	—	—	—		—
									—	—		—
									—	130,000	(13)	1,137,338
Francis P. Barton	133,334	266,666	(6)	—	8.82		7/31/2015	—	—	—		—
	—	92,000	(7)	—	6.25		2/27/2016	—	—	—		—
		—		—	—		—	—	—	—		—
										46,000	(13)	402,443
										75,000	(14)	656,156
Ying Wu*	80,000	—		—	4.50		4/25/2009	—	—	—		—
	75,000	—		—	13.00		2/3/2010	—	—	—		—
	55,000	—		—	15.00		10/17/2010	—	—	—		—
	55,000	—		—	12.50		12/20/2010	—	—	—		—
	100,000	—		—	22.93	(2)	2/27/2012	—	—	—		—
	50,000	—		—	20.82	(3)	7/24/2012	—	—	—		—
	81,459	3,541	(8)	—	19.04		2/2/2013	—	—	—		—
	200,000	—		—	37.46		1/19/2014	—	—	—		—
	—	100,000	(9)	—	6.25		2/27/2016	—	—	—		—
								—	—	—		—
								—	—	50,000	(13)	437,438
William Huang**	50,000	—		—	15.00		10/17/2010	—	—	—		—
	40,000	—		—	12.50		12/20/2010	—	—	—		—
	80,000	—		—	22.93	(2)	2/27/2012	—	—	—		—
	40,000	—		—	20.82	(3)	7/24/2012	—	—	—		—
	47,917	2,083	(10)	—	19.04		2/2/2013	—	—	—		—
	100,000	—		—	37.46		1/19/2014	—	—	—		—
	20,313	54,687	(11)	—	8.29		11/29/2015	—	—	—		—
	—	66,667	(12)	—	6.25		2/27/2016	—	—	33,333	(13)	291,622
Michael J. Sophie†	—	—		—	—			—	—	—		—

*                      Mr. Wu’s employment as our Executive Vice President and Chairman and Chief Executive Officer of our subsidiary, UTStarcom China Co., Ltd., terminated on June 1, 2007.

**                 Mr. Huang resigned as our Senior Vice President and Chief Technology Officer as of December 31, 2006.

†                      Mr. Sophie resigned as our Executive Vice President and Chief Operating Officer as of May 5, 2006 and had no outstanding equity awards as of December 31, 2006.

(1)                Value is based on the closing price of our Common Stock of $8.75 on December 29, 2006, the last trading date of fiscal year 2006, as reported on the NASDAQ Stock Market.

(2)                The exercise price of the stock option was increased from $20.25 per share to $22.93 per share. For further discussion on the repricing, please see the section entitled “Executive Compensation—Modifications to Outstanding Equity Awards” contained in this Proxy Statement.

(3)                The exercise price of the stock option was increased from $15.72 per share to $20.82 per share. For further discussion on the repricing, please see the section entitled “Executive Compensation—Modifications to Outstanding Equity Awards” contained in this Proxy Statement.

(4)                The options were granted on February 3, 2003, and became fully vested and exercisable as of February 3, 2007.

(5)                The options were granted on February 28, 2006, and options for 234,000 shares became fully vested and exercisable as of February 28, 2007, as determined by the Compensation Committee on February 1, 2007 based upon established Company and management performance objectives for our 2006 fiscal year. For further information on these performance objectives, please see footnote 2 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement.

(6)                The options were granted on August 1, 2005, and are exercisable in 25% annual increments beginning August 1, 2005.

(7)                The options were granted on February 28, 2006 and became fully vested and exercisable as of February 28, 2007, as determined by the Compensation Committee on February 1, 2007 based upon established Company and management performance objectives for our 2006 fiscal year. For further information on these performance objectives, please see footnote 2 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement.

(8)                The options were granted on February 3, 2003, and became fully vested and exercisable as of February 3, 2007.

(9)                The options were granted on February 28, 2006, and options for 80,000 shares became fully vested and exercisable as of February 28, 2007, as determined by the Compensation Committee on February 1, 2007 based upon established Company and management performance objectives for our 2006 fiscal year. For further information on these performance objectives, please see footnote 2 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement.

(10)           The options were granted on February 3, 2003, and were forfeited in connection with the termination of Mr. Huang’s employment with us effective as of December 31, 2006.

(11)           The options were granted on November 30, 2005, and were forfeited in connection with the termination of Mr. Huang’s employment with us effective as of December 31, 2006.

(12)           The options were granted on February 28, 2006, and were forfeited in connection with the termination of Mr. Huang’s employment with us effective as of December 31, 2006.

(13)           Represents stock award opportunity, based on Company and individual performance objectives established and tailored for each named executive officer by the Compensation Committee for our 2006 fiscal year. On February 1, 2007, the Compensation Committee determined, based on Company and individual performance during the 2006 fiscal year, that Mr. Lu would be eligible to receive 117,000 shares of Common Stock; Mr. Wu would be eligible to receive 40,000 shares of Common Stock; and Mr. Barton would be eligible to receive 46,000 shares of Common Stock. Messrs. Huang and Sophie were not eligible to receive any shares due to their prior termination of employment with us. For further information on these performance objectives, please see footnote 1 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement.

(14)           Represents restricted stock issued upon the exercise of stock purchase rights granted to Mr. Barton on August 1, 2005 in connection with commencement of Mr. Barton’s employment with us. The original award of 100,000 shares of restricted stock vests in equal installments of 25,000 shares per year on each of the first four anniversaries of the date of grant.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table presents all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during the fiscal year ended December 31, 2006.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Hong Liang Lu	—	—	—	—
Francis P. Barton	—	—	25,000	192,969
Ying Wu	—	—	—	—
William Huang	—	—	—	—
Michael J. Sophie	—	—	—	—

(1)          The value realized equals $7.72, the closing price of our Common Stock on August 1, 2006 (the vesting date) multiplied by the number of shares that vested, less the original purchase price for the number of vested shares of $0.00125 per share.

Modifications to Outstanding Equity Awards

On February 1, 2007, the Board extended the post-termination exercise period with respect to any vested equity awards held by any of our terminated service providers as of such date, during the period of time that we are not current in our filings with the SEC, rendering such awards unexercisable, (i) for a period of ninety (90) days from the date we become current in our filing of periodic reports with the SEC, but not beyond December 31, 2007, or (ii) beyond December 31, 2007, but in no event more than thirty (30) days from the date the Company  becomes current in its filing of periodic reports with the SEC. Mr. William Huang, our former Senior Vice President and Chief Technology Officer, held vested equity awards that were included in this extension.

In connection with our voluntary review of our historical equity award grant practices, each of our independent directors, Messrs. Clark, Horner, Lenzmeier and Toy, elected to amend any of his previously granted stock options that may in the future be determined to be discounted stock options under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), by executing a Stock Option Amendment Election Form in December 2006. In the event any such previously granted stock option is determined to be a discounted stock option under Section 409A, the affected stock option agreement will be automatically amended to provide for an exercise price not less than the fair market value of the Common Stock subject to option on the effective date of grant.

Additionally, certain of our named executive officers, including Messrs. Lu, Wu, Barton and Huang, executed a Protective Amendment Election Form that amends any stock option agreements previously entered into by and between us and each of Messrs. Lu, Wu, Huang and Barton, in the event any such stock option agreements may in the future be determined to have resulted in the above individuals holding discounted stock options under Section 409A. In the event any such previously granted stock option is determined to be a discounted stock option under Section 409A, the affected stock option agreement will be automatically amended to provide for an exercise price not less than the fair market value of the Common Stock subject to option on the effective date of grant.

Each of Messrs. Lu, Wu and Huang also executed an Amendment Election Form that amends the terms of various stock option agreements entered into by and between us and Messrs. Lu, Wu and Huang in February and July of 2002. Each Amendment Election Form provides for an adjustment to the exercise price of the applicable stock options, to the extent such options remained unexercised at the time of the election and may constitute discounted stock options under Section 409A, based on preliminary estimates made solely for tax purposes in order to avoid potential adverse tax consequences to Messrs. Lu, Wu and Huang and us associated with discounted stock options under Section 409A. The exercise price of applicable stock options granted under the Option Agreements executed in February 2002 were increased from $20.25 per share to $22.93 per share, and grants under the Option Agreements executed in July 2002 were increased from $15.72 per share to $20.82 per share.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL

Employment Contracts and Severance Agreements with Named Executive Officers

Hong Liang Lu.   We entered into a Change of Control Severance Agreement dated January 17, 2003 with Mr. Lu (the “Lu Severance Agreement”). The Lu Severance Agreement provides that if Mr. Lu’s employment with us terminates as a result of an involuntary termination at any time within 12 months after a change of control, (i) Mr. Lu will be entitled to 24 months of base salary as in effect as of the date of such termination, payable in a lump sum within 30 days of termination, and 100% of his bonus for the year in which termination occurs, (ii) all stock options granted to Mr. Lu prior to the change of control will become fully vested and/or exercisable to the extent such equity awards are outstanding and/or unexercisable at the time of such termination, and all stock owned by Mr. Lu that is subject to a right of repurchase by us at the time of termination that was purchased prior to the change of control shall have such repurchase rights lapse with respect to all such shares, and (iii) we will continue to provide Mr. Lu the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or 12 months from the termination date. If Mr. Lu’s employment with us terminates other than as a result of an involuntary termination within 12 months after a change of control, Mr. Lu shall not be entitled to receive severance or other benefits under the Lu Severance Agreement.

Francis P. Barton.   On July 29, 2005, we entered into an agreement with Francis P. Barton, our Executive Vice President and Chief Financial Officer of the Company (the “Barton Agreement”). The Barton Agreement provides that Mr. Barton shall initially receive an annual salary of $500,000, a signing bonus of $250,000, an annual bonus for the 2005 calendar year of up to $250,000, an option to purchase 400,000 shares of Common Stock of the Company at fair market value on the date of grant and a share purchase right for the purchase of 100,000 shares of Common Stock of the Company at par value. Twenty-five percent of the shares subject to the option shall vest one year after the date of grant, with the remaining 75% vesting on a monthly basis thereafter. The shares subject to the share purchase right shall vest in equal installments of 25% per year on each of the first four anniversaries of the date of grant.

We entered into an Amended and Restated Change of Control Severance/Involuntary Termination Agreement dated August 23, 2006 with Mr. Barton (the “Barton Severance Agreement”). The Barton Severance Agreement provides that if Mr. Barton’s employment with us terminates as a result of an involuntary termination at any time within 18 months after a change of control, or any other regular involuntary termination during the period of employment, (i) Mr. Barton will be entitled to 24 months of base salary as in effect as of the date of such termination, payable in a lump sum within 30 days of termination, and 100% of the bonus for the year in which termination occurs, (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Barton prior to the change of control will become fully vested and/or exercisable to the extent such equity awards are outstanding and/or unexercisable at the time of such termination, (iii) Mr. Barton would be permitted to exercise such vested equity awards for the shorter period of (a) 12 months from the date of termination and (b) the remaining term of the respective equity awards, and (iv) we will continue to provide Mr. Barton the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to the COBRA, or 12 months from the termination date.

The Barton Severance Agreement also provides that if Mr. Barton’s employment with us terminates as a result of a regular involuntary termination during the period of employment apart from a change of control, (i) Mr. Barton will be entitled to 24 months of base salary as in effect as of the date of such termination, payable in a lump sum within 30 days of termination, and 100% of the bonus for the year in which termination occurs, (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Barton will become fully vested and/or exercisable to the extent such equity awards are outstanding and/or unexercisable at the time of such termination, (iii) Mr. Barton would be permitted to exercise such vested equity awards for the shorter period of (a) 12 months from the date of termination and (b) the remaining term of the respective equity awards, and (iv) we will continue to provide Mr. Barton the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to the COBRA or 12 months from the termination date.

If Mr. Barton’s employment with us terminates other than as a result of a change of control or other involuntary termination, Mr. Barton shall not be entitled to receive severance or other benefits under the Barton Severance Agreement.

Ying Wu.   On November 14, 2006, we entered into an Amended and Restated Change of Control/Involuntary Termination Severance Agreement with Mr. Ying Wu, our then Executive Vice President, Vice Chairman of the Board and Chairman and Chief Executive Officer of our subsidiary, UTStarcom China Co., Ltd. (the “Wu Severance Agreement”). The Wu Severance Agreement provided that if Mr. Wu’s employment with us terminated as a result of an involuntary termination at any time within 18 months after a change of control, (i) Mr. Wu would be entitled to 24 months of base salary as in effect as of the date of such termination payable in a lump sum within 30 days of termination, and 100% of the bonus for the year in which termination occurred, (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Wu prior to the change of control would become fully vested and/or exercisable, to the extent such equity awards were outstanding and/or unexercisable at the time of such termination, (iii) Mr. Wu would be permitted to exercise such vested equity awards for the shorter period of (a) 12 months from the date of termination and (b) the remaining term of the respective equity awards, and (iv) we would continue to provide Mr. Wu the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA, or 12 months from the termination date.

The Wu Severance Agreement also provided that if Mr. Wu’s employment with us terminated as a result of a regular involuntary termination during the period of employment apart from a change of control, (i) Mr. Wu would be entitled to 12 months of base salary as in effect as of the date of such termination, payable in a lump sum within 30 days of termination, and 100% of the bonus for the year in which termination occurred, (ii) all equity awards, including without limitation option grants, restricted stock and stock purchase rights, granted to Mr. Wu would become fully vested and/or exercisable to the extent such equity awards were outstanding and/or unexercisable at the time of such termination, (iii) Mr. Wu would be permitted to exercise such vested equity awards for the shorter period of (a) 12 months from the date of termination and (b) the remaining term of the respective equity awards, and (iv) we would continue to provide Mr. Wu the same level of health coverage as in effect on the day immediately preceding the termination date until the earlier of the date he is no longer eligible to receive continuation coverage pursuant to COBRA or 12 months from the termination date.

If Mr. Wu’s employment with us terminated other than as a result of a change of control or other involuntary termination, Mr. Wu would not be entitled to receive severance or other benefits under the Wu Severance Agreement.

Mr. Wu’s employment with the Company and its subsidiaries terminated on June 1, 2007. Mr. Wu is eligible to receive severance benefits for involuntary termination without a change in control in accordance with the terms of the Wu Severance Agreement as described above, such payments to total $998,768.83 (comprised of $550,000 in base salary, $440,000 in bonus, subject to applicable withholding, and $8,768.83 for the balance of his health care premiums).

William Huang.   We entered into an Amended and Restated Change of Control/Involuntary Termination Severance Agreement dated August 21, 2006 with Mr. Huang (the “Huang Severance Agreement”). The Huang Severance Agreement had the same terms and conditions as the Wu Severance Agreement as described above. Mr. Huang voluntarily resigned as our Senior Vice President and Chief Technology Officer effective on December 31, 2006. In connection with his departure, Mr. Huang did not receive any severance payments or benefits under the Huang Severance Agreement. However, Mr. Huang was paid for his accrued but unpaid time off and floating holiday benefits in the amount of $67,305.

Michael J. Sophie.   Mr. Sophie resigned as our Executive Vice President and Chief Operating Officer effective as of May 5, 2006. We entered into a Severance Agreement and Release dated April 13, 2006 with Mr. Sophie (the “Sophie Severance Agreement”). Pursuant to the Sophie Severance Agreement, we paid Mr. Sophie the equivalent of six months of regular base salary in a lump sum of $220,000, less applicable withholdings. Mr. Sophie also received payments for his accrued but unpaid time off and floating holiday benefits in an amount of $71,074.18. In addition, we paid the approximate equivalent of six months of Mr. Sophie’s COBRA premiums in a lump sum amount of $6,943, less applicable withholdings. Mr. Sophie’s outstanding stock options continued to vest according to their respective vesting schedules through May 5, 2006. All unvested portions of Mr. Sophie’s stock options as of May 5, 2006 were canceled and/or terminated on May 5, 2006 and Mr. Sophie was entitled to exercise the vested portions of his stock options for a period of 120 days after termination of his employment with us.

Change of Control Provisions in the Equity Compensation Plans

The 1997 Stock Plan.   The 1997 Plan provides that, in the event of our proposed dissolution or liquidation, the Board must notify each optionee under the 1997 Plan as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Board has the discretion to allow the optionee to exercise his or her option or stock purchase right until 15 days prior to the effective date of such dissolution or liquidation. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding option or stock purchase right under the 1997 Plan will be assumed or substituted by the successor corporation. In case the successor corporation refuses to assume or substitute the outstanding option or stock purchase right, such outstanding option or stock purchase right will become fully exercisable for a period of 15 days from the date the optionee is notified of such refusal by the Board.

In addition, the 1997 Plan provides, in general, that an optionee whose status as a Service Provider (as defined in the 1997 Plan) is terminated is entitled to exercise his or her option, to the extent such option has vested as of the date of termination, until the earlier of (i) expiration of the option according to its terms, (ii) expiration of a period of 3 months following termination, or (iii) expiration of a period of 12 months following termination as a result of death or disability. The 1997 Plan allows the post-termination exercise period to extend beyond the default term, if the stock option agreement entered into by us and the optionee pursuant to the 1997 Plan provides for a longer term.

Under the Officer and Director Option Agreement approved for use under the 1997 Plan in connection with awards to our directors and officers beginning in December of 2005, if the optionee’s status as a Service Provider or director is terminated following a change of control, the optionee shall be entitled to exercise his or her option, to the extent such option has vested as of the date of such termination, until the earlier of (i) expiration of the option according to its terms, or (ii) expiration of a period of 12 months following the termination of the optionee’s status as a Service Provider or director.

The 1997 Plan was terminated in July 2006 effective upon stockholder approval of our 2006 Equity Incentive Plan.

The 2006 Equity Incentive Plan.   Our 2006 Equity Incentive Plan (“2006 Plan”) provides that in the event a participant in the 2006 Plan terminates service with us and our affiliates, any options which have become exercisable prior to the time of termination will remain exercisable for three months from the date of termination, unless a shorter or longer period of time is determined by the 2006 Plan administrator. If termination was caused by death or disability, any options which have become exercisable prior to the time of termination will remain exercisable for 12 months from the date of termination, unless a shorter or longer period of time is determined by the 2006 Plan administrator. In no event may a participant exercise the option after the expiration date of the option.

In the event of our change of control, each outstanding award will be assumed or substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute awards granted under the 2006 Plan, all options and stock appreciation rights will fully vest and become exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the 2006 Plan administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the 2006 Plan administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Estimated Post-Employment Payments and Benefits

Assuming the termination of employment of the named executive officers took place on December 31, 2006, and based upon the price per share of our Common Stock of $8.75, the closing market price as of December 29, 2006 (the last trading day of fiscal year 2006), the estimated payments and benefits that each of the named executive officers would be eligible to receive under various circumstances are set forth in the following charts. Please see the section above entitled “Employment Contracts and Severance Agreements With Named Executive Officers” under “Potential Post-Employment Payments upon Termination and Change of Control” contained in this Proxy Statement for detailed descriptions of the agreements with each of the named executive officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment for “Cause” as defined in the agreements described above.

Hong Liang Lu

	Involuntary Without Cause Termination	Termination upon/following Change of Control		Disability (1)	Death (2)
Base Salary ($)	—	$1,400,000		$192,000	$500,000
Bonus ($)	—	$700,000	(3)	—	—
Accelerated Shares Underlying Outstanding Options ($)	—	$650,000	(4)(5)	—	—
Accelerated Stock Awards ($)	—	$1,137,338	(4)(5)	—	—
Health Care ($)	—	$13,886		$13,886	—
TOTAL:	—	$3,901,224		$205,886	$500,000

(1)          We provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the policies; however, in the event an employee continues to meet the definition of “disability” under the long-term disability policy, long-term disability benefits may continue until an employee’s Social Security Normal Retirement Age.

(2)          We provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)          Represents target bonus of 100% of base salary, subject to management performance objectives for our 2006 fiscal year. On February 1, 2007, the Compensation Committee determined that Mr. Lu would receive a $315,000 bonus for fiscal year 2006.

(4)          Included in these amounts are 100% of options and stock awards opportunity subject to management performance objectives for our 2006 fiscal year. On February 1, 2007, the Compensation Committee determined that Mr. Lu would be eligible to receive 90% of that award opportunity. For further information on these performance objectives, please see footnote 1 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement.

(5)          Amounts represent the value of unvested stock options and awards grants as of December 31, 2006 for which the vesting was accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of the Company’s Common Stock as of December 29, 2006, the last trading day of fiscal year 2006, of $8.75 multiplied by the number of all stock options that were unvested as of December 31, 2006. For restricted stock awards, it is measured as the fair market value of the stock ($8.75), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2006.

Francis P. Barton

	Involuntary Without Cause Termination		Termination upon/following Change of Control		Disability (1)	Death (2)
Base Salary ($)	$1,000,000		$1,000,000		$192,000	$500,000
Bonus ($)	$400,000	(3)	$400,000	(3)	—	—
Accelerated Shares Underlying Outstanding Options ($)	$230,000	(4)	$230,000	(4)	—	—
Accelerated Stock Awards ($)	$1,058,599	(4)(5)	$1,058,599	(4)(5)	—	—
Health Care ($)	$13,886		$13,886		$13,886	—
TOTAL:	$2,702,485		$2,702,485		$205,886	$500,000

(1)          We provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the policies; however, in the event an employee continues to meet the definition of “disability” under the long-term disability policy, long-term disability benefits may continue until an employee’s Social Security Normal Retirement Age.

(2)          We provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)          Represents target bonus of 80% of base salary, subject to management performance objectives for our 2006 fiscal year. On February 1, 2007, the Compensation Committee determined that Mr. Barton would receive a $750,000 bonus for fiscal year 2006.

(4)          Included in these amounts are 100% of options and stock awards opportunity subject to management performance objectives for our 2006 fiscal year. On February 1, 2007, the Compensation Committee determined that Mr. Barton would be eligible to receive 100% of that award opportunity. For further information on these performance objectives, please see footnote 1 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement.

(5)          Amounts represent the value of unvested stock options and awards grants as of December 31, 2006 for which the vesting was accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of the Company’s Common Stock as of December 29, 2006, the last trading day of fiscal year 2006, of $8.75 multiplied by the number of all stock options that were unvested as of December 31, 2006. For restricted stock awards, it is measured as the fair market value of the stock ($8.75), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2006.

Ying Wu*

	Involuntary Without Cause Termination		Termination upon/following Change of Control		Disability (1)	Death (2)
Base Salary ($)	$500,000	(3)	$1,000,000	(3)	$192,000	$500,000
Bonus ($)	$400,000	(4)	$400,000	(4)	—	—
Accelerated Shares Underlying Outstanding Options ($)	$250,000	(5)(6)	$250,000	(5)(6)	—	—
Accelerated Stock Awards ($)	$437,438	(5)(6)	$437,438	(5)(6)	—	—
Health Care ($)	$12,533		$12,533		$12,533	—
TOTAL:	$1,599,971		$2,099,971		$204,533	$500,000

*                    Mr. Wu’s employment with the Company terminated on June 1, 2007. For a description of payments made to him in connection with his termination of employment, please see the section entitled “Employment Contracts and Severance Agreements with Named Executive Officers—Ying Wu” contained in this Proxy Statement.

(1)          We provide all active full-time employees with short and long-term disability insurance coverage. In the case of short-term disability, employees will receive 60% of monthly earnings up to a maximum weekly benefit of $3,000 for up to 12 weeks. Any disability beyond 12 weeks will be covered by the long-term disability coverage which provides employees with 60% of monthly earnings up to a maximum monthly benefit of $13,000. The amount represents payments for 12 months of disability under the policies; however, in the event an employee continues to meet the definition of “disability” under the long-term disability policy, long-term disability benefits may continue until an employee’s Social Security Normal Retirement Age.

(2)          We provide all active full-time employees with basic life and accidental death insurance coverage which provides for payment of two times annual earnings to a maximum benefit of $500,000 in the event of death.

(3)          Mr. Wu’s base salary was increased to $550,000 per year effective February 1, 2007.

(4)          Represents target bonus of 80% of base salary, subject to management performance objectives for our 2006 fiscal year. On February 1, 2007, the Compensation Committee determined that Mr. Wu would receive a $320,000 bonus for fiscal year 2006.

(5)          Included in these amounts are 100% of options and stock awards opportunity subject to management performance objectives for our 2006 fiscal year. On February 1, 2007, the Compensation Committee determined that Mr. Wu would be eligible to receive 80% of that award opportunity. For further information on these performance objectives, please see footnote 1 to the table entitled “Grants of Plan-Based Awards in Fiscal Year 2006” contained in this Proxy Statement.

(6)          Amounts represent the value of unvested stock options and awards grants as of December 31, 2006 for which the vesting was accelerated. The value of accelerated options is measured as the difference between the fair market value using the closing market price of the Company’s Common Stock as of December 29, 2006, the last trading day of fiscal year 2006, of $8.75 multiplied by the number of all stock options that were unvested as of December 31, 2006. For restricted stock awards, it is measured as the fair market value of the stock ($8.75), less the par value cost basis, multiplied by the number of shares of restricted stock that were unvested as of December 31, 2006.

William Huang.   Mr. Huang resigned as our Senior Vice President and Chief Technology Officer effective December 31, 2006. In connection with his departure, Mr. Huang did not receive any severance payments or benefits under his Change of Control/Involuntary Termination Severance Agreement described above. However, Mr. Huang received payments for his accrued but unpaid time off and floating holiday benefits in an amount of $67,305. No additional benefits or payments were made in connection with Mr. Huang’s departure from the Company.

Michael J. Sophie.   Mr. Sophie resigned as our Executive Vice President and Chief Operating Officer effective as of May 5, 2006. We entered into a Severance Agreement and Release dated April 13, 2006 with Mr. Sophie (the “Sophie Severance Agreement”). Pursuant to the Sophie Severance Agreement, we paid Mr. Sophie the equivalent of six months of regular base salary in a lump sum of $220,000, less applicable withholdings. Mr. Sophie also received payments for his accrued but unpaid time off and floating holiday benefits in an amount of $71,074.18. In addition, we paid the approximate equivalent of six months of Mr. Sophie’s COBRA premiums in a lump sum amount of $6,943, less applicable withholdings. Mr. Sophie’s outstanding stock options continued to vest according to their respective vesting schedules through May 5, 2006. All unvested portions of Mr. Sophie’s stock options as of May 5, 2006 were canceled and/or terminated on May 5, 2006 and Mr. Sophie was entitled to exercise the vested portions of his stock options for a period of 120 days after termination of his employment with us.

Employment Agreements and Change of Control Arrangements with Executive Officers Other Than Named Executive Officers

Philip Christopher.   We have entered into an employment agreement with Philip Christopher, President of UTStarcom Personal Communications LLC, in connection with our acquisition of Audiovox. Under the terms of the agreement with Mr. Christopher dated June 11, 2004, Mr. Christopher’s employment is for a three year term commencing on the effective date of acquisition transaction and continues until the third anniversary thereof; however, commencing twelve months prior to the expiration of the term, the Company and Mr. Christopher are to undertake good faith negotiations to extend the term. His annual base salary was set at $500,000 per year and his target bonus opportunity during the term of the agreement was set at 2% of the annual earnings before taxes of our handset division. He was also entitled to receive a stock option grant for 200,000 shares of our Common Stock.

In the event Mr. Christopher’s employment is terminated without Cause (as defined in his employment agreement) or he voluntarily terminates his employment for Good Reason (as defined in his employment agreement), he would be entitled to continuation of his base salary until the expiration of his employment agreement, payment of his annual bonus for the year in which the termination occurred, and payment of COBRA premiums, and continued vesting of his stock option grant through the date his employment agreement expires. Any payments made pursuant to the severance provisions of the agreement may be reduced to 2.99 times Mr. Christopher’s “base amount” as defined in Section 280G of Internal Revenue Code in the event that severance and other benefits would constitute “parachute payments” under Section 280G and would otherwise be subject to excise tax under Section 4999 of the Code. Severance benefits payable pursuant to the agreement with Mr. Christopher are in lieu of any other severance policy or plan that the Company has in place at the time of termination of employment. Mr. Christopher must enter into a release of claims with the Company before he is entitled to receive such benefits.

Peter Blackmore.   On May 27, 2007, we entered into an offer letter with Mr. Peter Blackmore (the “Blackmore Offer Letter”), pursuant to which Mr. Blackmore was offered the position of President and Chief Operating Officer of the Company. The Blackmore Offer Letter provides that Mr. Blackmore shall, upon commencement of employment with the Company, receive (i) an annual salary of $800,000, which shall never be reduced below the current level, (ii) a signing bonus of $100,000, (iii) an annual bonus equal to 100% of Mr. Blackmore’s annual salary, based upon the Company’s performance and achievement of mutually agreed upon performance objectives (an annual bonus for the 2007 calendar year of 50% of Mr. Blackmore’s annual salary is guaranteed), and (iv) upon approval of the Board of Directors of the Company, a restricted cash award equal to $5,200,000, payable over a four (4) year period as follows: (a) $4,000,000 will vest as follows: $1,000,000 will vest and become payable on each annual anniversary of Mr. Blackmore’s employment start date, subject to his continuing to provide services to the Company through each applicable vesting date, and (b) an additional $300,000 will vest and become payable on the first anniversary of the date of grant, and $25,000 will vest each month thereafter, subject to his continuing to provide services to the Company through each applicable vesting date. In the event of Mr. Blackmore’s death or disability all amounts under (iv) above will accelerate in full.

We entered into a Change of Control/Involuntary Termination Severance Agreement with Peter Blackmore, our President and Chief Operating Officer, effective as of July 2, 2007 (the “Blackmore Severance Agreement”). The Blackmore Severance Agreement has a term of three (3) years. Following the expiration of the three-year term, Mr. Blackmore and the Company may, but are not obligated to, enter into a new agreement. If Mr. Blackmore’s employment continues following the expiration of the three-year term, and the Company and Mr. Blackmore do not enter into a new agreement, the terms of the Blackmore Severance Agreement shall continue in effect until the parties agree otherwise.

The Blackmore Severance Agreement provides that if Mr. Blackmore remains employed with the Company through the date that is the twelve (12)-month anniversary of the effective date of the Blackmore Severance Agreement (the “Trigger Date”) and he is not offered the position of Chief Executive Officer of the Company on or before the Trigger Date, he shall be entitled to the following benefits: (i) twelve (12) months of Mr. Blackmore’s base salary as in effect as of the Trigger Date, less applicable withholding, payable in a lump sum within thirty (30) days of the Trigger Date; (ii) one hundred percent (100%) of Mr. Blackmore’s full annual performance target bonus for the year of the Trigger Date, payable in a lump sum within thirty (30) days of the Trigger Date; (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted by the Company to Mr. Blackmore shall become fully vested, or, as applicable, released from the Company’s repurchase right and exercisable as of the Trigger Date to the extent such equity awards are outstanding and unexercisable or unreleased at such date; and (iv) all outstanding restricted cash awards granted to Mr. Blackmore shall become fully vested, payable in a lump sum within thirty (30) days of the Trigger Date. The Board and Mr. Blackmore may mutually agree in writing to extend the Trigger Date beyond the twelve (12)-month anniversary of the effective date of the Blackmore Severance Agreement; provided, however, the Trigger Date cannot be extended beyond February 13, 2009.

The Blackmore Severance Agreement further provides that if Mr. Blackmore’s employment with the Company is involuntarily terminated by the Company, or terminated by Mr. Blackmore for good reason, at any time within eighteen (18) months after a change of control, he shall be entitled to the following severance benefits: (i) twenty-four (24) months of Mr. Blackmore’s base salary as in effect as of the date of such termination, less applicable withholding, payable in a lump sum within thirty (30) days of the termination; (ii) two hundred percent (200%) of Mr. Blackmore’s full annual performance target bonus and a monthly pro rated amount of his full annual performance bonus for the year in which the termination occurs, payable in a lump sum within thirty (30) days of the termination; (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted by the Company to Mr. Blackmore prior to the change of control shall become fully vested, or, as applicable, released from the Company’s repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, and shall be exercisable for twelve (12) months from the date of termination; (iv) all outstanding restricted cash awards granted to Mr. Blackmore shall become fully vested, payable in a lump sum within thirty (30) days of the termination; and (v) up to 12 months of continuing health coverage and benefits.

In addition, the Blackmore Severance Agreement provides that if Mr. Blackmore’s employment with the Company is involuntarily terminated by the Company, or terminated by Mr. Blackmore for good reason, during the term of this Blackmore Severance Agreement apart from a change of control, he shall be entitled to the following severance benefits: (i) twelve (12) months of Mr. Blackmore’s base salary as in effect as of the date of such termination, less applicable withholding, payable in a lump sum within thirty (30) days of the termination; (ii) one hundred percent (100%) of Mr. Blackmore’s full annual performance target bonus for the year in which the termination occurs, payable in a lump sum within thirty (30) days of the termination; (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted by the Company to Mr. Blackmore shall become fully vested, or, as applicable, released from the Company’s repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, and shall be exercisable for twelve (12) months from the date of termination; (iv) all outstanding restricted cash awards granted to Mr. Blackmore shall become fully vested, payable in a lump sum within thirty (30) days of the termination; and (v) up to 12 months of continuing health coverage and benefits.

Executive Involuntary Termination Severance Pay Plan.   Effective June 20, 2006, the Compensation Committee of the Board of Directors adopted the Executive Involuntary Termination Severance Pay Plan (the “Executive Plan”) which extends certain change of control and severance benefits to certain of the Company’s executive officers who are not named executive officers. Messrs. Green, King and Patel are eligible to participate in the Executive Plan. Mr. Christopher is not eligible to participate in the Executive Plan since the terms of his employment agreement govern his severance benefits in the event of termination of his employment. In addition, the change of control provisions in the 1997 Plan and 2006 Plan apply to all executive officers.

The following description of the Executive Plan is qualified in its entirety by the actual language of the plan:

The Compensation Committee adopted the Executive Plan to provide for the payment of severance benefits to certain eligible employees whose employment with the company in involuntarily terminated other than for Cause (as defined in the Executive Plan) or due to death or disability. The Executive Plan is filed as Exhibit 10.39 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Eligible employees under the Executive Plan are generally Senior Vice President level or above and designated by the Executive Plan administrator. The Executive Plan provides that in the event of involuntary termination or the employee’s resignation for Good Reason (both as defined in the Executive Plan), the Company will (i) make a cash lump sum payment equal to one year of base pay plus 100% of the employee’s target bonus for the year in which the involuntary termination of employment occurs, payable within 30 days of the date of termination and (ii) pay up to twelve (12) months of COBRA continuation coverage premium on behalf of the employee, if the employee elects COBRA continuation coverage. In addition, all outstanding and unvested equity compensation awards shall vest in full. In the event that such benefits are deemed to constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the employee’s severance benefits payable under the Executive Plan shall be paid only to the extent that the benefits would not otherwise be subject to excise tax.

As a condition to receiving benefits under the Executive Plan, the employee is required to sign a waiver and release of all claims arising out of the employee’s termination of employment and a nondisparagement agreement. The benefits provided under this Plan are in lieu of any other severance or retention plan benefits available to the eligible employee and shall be reduced by any severance paid to an eligible employee under any other plan or arrangement.

Indemnification Agreements

During 2006, we were party to indemnification agreements with each of our Named Executive Officers. The form of indemnification agreement is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Policies with Respect to Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee is responsible for review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of UTStarcom since the beginning of the last fiscal year, and his or her immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which our company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions that require Audit Committee approval:

•       Employment of executive officers.   Any employment by us of an executive officer of our company if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation.

•       Director compensation.   Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

•       Certain transactions with other companies.   Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues.

•       Transactions where all shareholders receive proportional benefits.   Any transaction where the related person’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g. dividends).

•       Transactions involving competitive bids.   Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

•       Regulated transactions.   Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•       Certain banking-related services.   Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•       Other Transactions.   Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time-to-time.

Related Party Transactions

During 2006, we were party to the following related party transactions under the relevant standards:

SOFTBANK CORP.

SOFTBANK CORP. is an affiliate of SOFTBANK America, Inc., one of our stockholders holding 10% or more of our Common stock. Since the beginning of the 2006 financial year, we engaged, continue to engage or propose to engage in the following transactions with entities affiliated with SOFTBANK CORP.:

•       On July 17, 2003, we entered into a Mezzanine Loan Agreement with BB Modem Rental PLC (“BB Modem”), an affiliate of SOFTBANK CORP. Under the terms of the agreement, we loaned BB Modem $10.1 million at an effective interest rate of 12.01% per annum, for the purpose of investing in a portfolio of ADSL modems and associated modem rental agreements, from Softbank BB Corporation (“Softbank BB”), formerly BB Technologies, an affiliate of SOFTBANK America, Inc. The balance as of December 31, 2006 was $1.0 million, and the loan was paid in full in January 2007.

•       We invested $2.0 million in Restructuring Fund No. 1, a venture capital investment limited partnership established by SOFTBANK INVESTMENT CORP., an affiliate of SOFTBANK CORP. The limited partnership was dissolved in 2006 with a total cash distribution to us of $3.0 million.

•       We recognized aggregate revenue of $130.8 million (includes $29.3 million sales to NEC Networks & System Integration Corp., Nippon Telecom Sales KK and Oki Electric Industry Co., Ltd. for which Softbank was the ultimate customer) during 2006 with respect to sales to affiliates of SOFTBANK CORP., including (i) sales of telecommunications equipment to Softbank BB, (ii) sales of equipment and services to Japan Telecom Co., Ltd, a wholly owned subsidiary of SOFTBANK CORP., and (iii) sales of equipment to BB Cable and BB Hikari Dept KK, affiliates of SOFTBANK CORP.

Acoustek Int’l Corp.

We obtain consulting services from Acoustek Int’l Corp. (“Acoustek”), which employs Minnie Huang, spouse of William Huang, the Company’s former Senior Vice President and Chief Technology Officer. In 2006, we paid to Acoustek $134,810 for consulting services provided by Ms. Huang.

The Audit Committee reviewed and ratified each of the transactions described above.

Stock Ownership Guidelines

Effective January 1, 2006, by the decision of the Nominating and Governance Committee of the Board, the Company put in place minimum stock ownership guidelines (the “Guidelines”) for non-employee directors and certain officers of the Company.

Each officer and non-employee director is expected to acquire the number of shares of Common Stock pursuant to the Guidelines and as described below before the later of (i) four years after the effective date of the Guidelines or (ii) four years after an officer’s appointment to such office or a non-employee director’s appointment to the Board.

Position	Minimum Share Ownership Requirements
Chief Executive Officer and President	50,000
Executive Vice Presidents	25,000
Senior Vice Presidents/Division Presidents	10,000
Non-Employee Directors	10,000

The Company reviews compliance with the Guidelines annually. Failure to comply with the Guidelines may result in a reduction in future long-term incentive grants and/or payment of future annual and/or long-term incentive payouts in the form of Common Stock. The Nominating and Corporate Governance Committee has the discretion to waive the Guidelines if compliance would create severe personal hardship for an officer or non-employee director or prevent an officer or non-employee director from complying with a court order. The Nominating and Governance Committee expects that such instances will be rare.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities (“Section 16 Filers”), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such Section 16 Filers are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16 Filers complied with all Section 16(a) filing requirements except that Mr. Horner filed a Form 4 on May 2, 2006 reporting one transaction late.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”), which applies to all employees including our principal executive officers. The Code of Ethics is designed to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we are required to file to the SEC and in other public communications, (iii) compliance with applicable laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or entity, and (v) accountability for adherence to the Code of Ethics.

As a supplement to the Code of Ethics, we have also adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers (“Code of Ethics for Financial Officers”), which is designed to highlight the legal and ethical obligations of the Chief Executive Officer and financial officers. The Code of Ethics for Financial Officers imposes upon applicable officers certain additional internal reporting requirements for acts committed in violation of the Code of Ethics and/or the securities laws.

Copies of the Code of Ethics and the Code of Ethics for Financial Officers are available on our website at http://investorrelations.utstar.com/governance. Any waiver of the Code of Ethics or Code of Ethics for Financial Officers pertaining to a member of our Board or one of our executive officers will be disclosed on our website at http://investorrelations.utstar.com/governance.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2006. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

Established on January 31, 1997, the Audit Committee is currently comprised of four Non-Employee Directors. Mr. Horner, the Chairman of the Audit Committee, and Messrs. Clarke, Lenzmeier and Toy served on the Audit Committee throughout 2006. The purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the Company’s independent registered public accounting firm.

The Audit Committee reviews the results and scope of audit and other services provided by the independent auditors and reviews the accounting principles and auditing practices and procedures to be used in the Company’s financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), is responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee’s charter, the Audit Committee’s responsibility is to provide oversight of and to review those processes. The Audit Committee does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent auditors. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In addition to its independent audit of the Company’s financial statements, PricewaterhouseCoopers has the responsibility for auditing management’s assessment of, and the effectiveness of, internal control over financial reporting and expressing an opinion thereon based on its audit. The Audit Committee was kept apprised of the progress of management’s assessment of the Company’s internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at meetings throughout the year. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed this report of management and Item 9A, “Control and Procedures,” contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the SEC, as well as PricewaterhouseCoopers’ report of independent registered public accounting firm (included in the Company’s Annual Report on Form 10-K) relating to its audit of (i) the consolidated financial statements, (ii) management’s and the independent auditors’ assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee also reviewed with management and PricewaterhouseCoopers (a) the Company’s completed, current and planned initiatives to remediate material weaknesses in the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and (b) the additional analyses undertaken and procedures performed by the Company to support certifications by the

Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

In addition, the Audit Committee has reviewed and discussed the audited financial statements with PricewaterhouseCoopers, including such items as Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received from the independent registered public accounting firm, PricewaterhouseCoopers, the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, and the Audit Committee has discussed with PricewaterhouseCoopers the independence of the independent registered public accounting firm.

After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements for the last fiscal year be included in the Company’s Annual Report on Form 10-K.

The Audit Committee
Larry D. Horner, Chairman
Jeff Clarke
Allen Lenzmeier
Thomas J. Toy

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2007 and recommends that the stockholders ratify this selection. PricewaterhouseCoopers LLP also audited the Company’s financial statements for its fiscal year ended December 31, 2006. The Board expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

Stockholder ratification of this selection of PricewaterhouseCoopers LLP as the Company’s Independent Public Accounting Firm is not required by the Bylaws or otherwise. However, the Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PricewaterhouseCoopers LLP as independent registered public firm, the Audit Committee and the Board will consider whether to retain that firm for the year ended December 31, 2007. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP Fees for the Fiscal Years Ended December 31, 2006 and 2005

The aggregate fees billed for professional accounting services by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2006 and 2005 are as follows:

	Fiscal Year Ended December 31,
	2006	2005
Audit Fees(1)	$16,253,000	$11,900,000
Audit-Related Fees(2)	0	1,000,000
Tax Fees(3)	26,000	275,000
All Other Fees(4)	3,000	7,000
Total Fees	$16,282,000	$13,182,000

(1)          Comprised of fees billed for professional services rendered for the integrated audit of UTStarcom’s consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports, and for services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. For 2006, also includes fees incurred in connection with the Company’s review of its historical stock option granting practices and the related accounting and the review of historical sales contracts in China.

(2)          For 2005, comprised of due diligence and other procedures performed with respect to certain of the Company’s acquisitions, and accounting consultation.

(3)          Comprised of fees billed for professional services for tax compliance, tax advice and tax planning.

(4)          Comprised of fees for research tools.

The Audit Committee has determined that the provision to us by PricewaterhouseCoopers LLP of non-audit services as listed above is compatible with PricewaterhouseCoopers LLP maintaining its independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has direct responsibility for the appointment, retention, evaluation, compensation, oversight and termination of the independent registered public accounting firm employed by us. In October 2003, the Audit Committee of the Board established a Non-Audit Services Subcommittee. The Non-Audit Services Subcommittee, consisting of Mr. Horner, is authorized to preapprove non-audit services to be performed by our independent public accountants in amounts not to exceed $50,000 per engagement. Non-audit services to be performed by our independent registered public accounting firm in amounts to exceed $50,000 per engagement will be approved by the Audit Committee. For the fiscal year 2006, there were no audit-related fees, tax fees, or any other non-audit fees that were approved by the Audit Committee pursuant to the “de minimis” exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

Required Vote

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 requires the affirmative vote of the holders of a majority of the shares of the Common Stock that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

By Order of The Board of Directors
/s/ FRANCIS P. BARTON
Francis P. Barton
Executive Vice President and
Chief Financial Officer
Dated: October 23, 2007

Proxy — UTSTARCOM, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. The issues discussed herein, related to the operation of the Company, require your immediate attention.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UTStarcom, Inc.

UTSTARCOM, INC.
1275 Harbor Bay Parkway
Alameda, California 94502

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoint(s) Francis P. Barton and Keith San Felipe, or any one of the two, with the power to appoint their respective substitutes, and hereby authorize(s) them as proxies to represent and vote as designated on the reverse side, all shares of Common Stock of the UTStarcom, Inc. (the “Company”) held of record by the undersigned on October 17, 2007 at the Annual Meeting of Stockholders to be held on November 29, 2007 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
SEE		SEE
REVERSE		REVERSE
SIDE		SIDE

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received  by 1:00 a.m., Central Time on November 29, 2007.

Vote by Internet		Vote by telephone

•	Log on to the Internet and go to www.investorvote.com.	•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the steps outlined on the secured website..	•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

A. PROPOSALS	The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Election of Director

	For	Withhold

01 Thomas J. Toy	☐	☐

			For	Withhold	Abstain

2. Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.			☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

B.             Nonvoting Items.

Change of address. – Please print new address below.

C.             Authorized Signatures—Sign Here—This section must be completed for your vote to be counted. Date and Sign Below.

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — please print date below.	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

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